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                                                                   EXHIBIT 2.02





                      AGREEMENT OF LIMITED PARTNERSHIP OF

                        ST. JOE/CNL REALTY GROUP, LTD.,

                         A FLORIDA LIMITED PARTNERSHIP





                                  DATED AS OF

                                DECEMBER 3, 1997

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                               TABLE OF CONTENTS


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ARTICLE ONE - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1      "Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2      "Adjusted Capital Account Deficit"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.3      "Adjusted Capital Contributions"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.4      "Affiliate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.5      "Annual Partnership Business Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.6      "Assignee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.7      "Authorized Representative" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.8      "Bankrupt Partner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.9      "Budget" or "Budgets" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.10     "Capital Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.11     "Capital Contribution"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.12     "Capital Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.13     "Carrying Value"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.14     "Cash Flow" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.15     "CCP" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.16     "CCP Management Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.17     "Central Florida Region"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.18     "Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.19     "Contributed Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.20     "Controllable Costs"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.21     "Corporate Facilities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.22     "Debenture" or "Debentures" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.23     "Event of Bankruptcy" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.24     "Fair Value"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.25     "Income Tax Regulations"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.26     "IRS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.27     "Management Committee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.28     "Managing Partner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.29     "Material"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.30     "Material Adverse Effect" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.31     "Nonrecourse Deductions"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.32     "Nonrecourse Liability" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.33     "Partner" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.34     "Partner Nonrecourse Debt Minimum Gain" . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.35     "Partner Nonrecourse Debt"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.36     "Partner Nonrecourse Deductions"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.37     "Partnership Budget"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.38     "Partnership Interest"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
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TABLE OF CONTENTS (cont'd)

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         Section 1.39     "Partnership Minimum Gain"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.40     "Percentage Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.41     "Person"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.42     "Plan" or "Plans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.43     "Project Budget"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.44     "Project Financing" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.45     "Project Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.46     "Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.47     "Subsidiary" or "Subsidiaries"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.48     "Substitute Limited Partner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7


ARTICLE TWO - ORGANIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.1      Formation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.2      Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.3      Foreign Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.4      Effective Date; Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.5      Scope . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8


ARTICLE THREE - NAME AND PRINCIPAL OFFICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.1      Name and Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.2      Fictitious Names  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9


ARTICLE FOUR - PURPOSES AND POWERS OF THE PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.1      Purposes of the Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.2      Powers of the Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.3      First Option as to Potential Property Acquisition, Development and Other Opportunities  . .  12


ARTICLE FIVE - CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 5.1      Limited Partners' Capital Contributions . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 5.2      General Partners' Capital Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 5.3      Liability of Limited Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 5.4      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 5.5      Additional Capital Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 5.6      Repayment of Capital Contributions of Limited Partners; Distributions and Withdrawals . . .  14
         Section 5.7      No Priorities among Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
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         Section 5.8      Agreement to Fund Capital Contributions to Subsidiaries . . . . . . . . . . . . . . . . . .  14
         Section 5.9      Additional Required Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15


ARTICLE SIX - ALLOCATION OF NET PROFIT AND LOSS; DISTRIBUTIONS; ACCOUNTING  . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.1      Allocation of Net Profit and Loss and Capital Proceeds  . . . . . . . . . . . . . . . . . .  17
         Section 6.2      Distributions of Capital Proceeds and Cash Flow . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.3      Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.4      Capital Accounts; Capital Account Adjustments; 704(c) Tax Allocations . . . . . . . . . . .  19
         Section 6.5      Special Allocation Provisions 21
         Section 6.6      Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 6.7      Charges Carried Against Capital Accounts; Deficit Restoration Obligation  . . . . . . . . .  22
         Section 6.8      Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 6.9      Interest of the General Partners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23


ARTICLE SEVEN - MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 7.1      Management of Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 7.2      Day-to-Day Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 7.3      Duties of the Managing Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 7.4      Exculpation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 7.5      Compensation of the Managing Partner; Affiliated Contracts  . . . . . . . . . . . . . . . .  29
         Section 7.6      Budgets and Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30


ARTICLE EIGHT - RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.1      Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.2      Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.3      Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.4      Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33


ARTICLE NINE - MEETINGS OF THE PARTNERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 9.1      Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 9.2      Meetings of the Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 9.3      Amendment of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
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TABLE OF CONTENTS (cont'd)

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ARTICLE TEN - RESTRICTIONS ON TRANSFERS OF INTEREST IN THE PARTNERSHIP  . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 10.1     Restrictions of Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 10.2     Transfer of Limited Partners' Partnership Interests . . . . . . . . . . . . . . . . . . . .  35
         Section 10.3     Conditions and Effect of Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 10.4     Liabilities of Transferring Limited Partners  . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 10.5     Record Owner of Partnership Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 10.6     Admission of Additional Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 10.7     Death, Incompetency, or Dissolution of a Limited Partner  . . . . . . . . . . . . . . . . .  37


ARTICLE ELEVEN - ADDITION OR WITHDRAWAL OF A GENERAL PARTNER  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 11.1     Additional General Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 11.2     Withdrawal, Default or Insolvency of a General Partner; Purchase Option . . . . . . . . . .  38
         Section 11.3     Mediation of Disputes; Reciprocal Purchase Rights . . . . . . . . . . . . . . . . . . . . .  41


ARTICLE TWELVE - DISSOLUTION OF THE PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 12.1     Dissolution; Winding Up . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 12.2     Liquidation of Assets; Payment of Debts . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 12.3     Debts to Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 12.4     Distributions to Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 12.5     Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 12.6     Final Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45


ARTICLE THIRTEEN - INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 13.1     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 13.2     Liability Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 13.3     Advancement of Legal Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 13.4     Liability of Exculpated Parties and Partners  . . . . . . . . . . . . . . . . . . . . . . .  46


ARTICLE FOURTEEN - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 14.1     Reliance Upon General Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 14.2     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 14.3     Section Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 14.4     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 14.5     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
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         Section 14.6     Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 14.7     Counterpart Execution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 14.8     Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 14.9     Gender and Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 14.10    Partition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 14.11    Amendment, Waiver or Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 14.12    Strict Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 14.13    Costs of Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 14.14    Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 14.15    Entire Agreement; Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . .  50


EXHIBIT A - DEVELOPMENT OPPORTUNITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

EXHIBIT B - FORM OF DEBENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
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

                      AGREEMENT OF LIMITED PARTNERSHIP OF

                        ST. JOE/CNL REALTY GROUP, LTD.,

                         A FLORIDA LIMITED PARTNERSHIP


         THIS AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") is made and entered into effective this 3rd day of December, 1997, by and between ST. JOE CENTRAL FLORIDA MANAGEMENT, INC., a Florida corporation ("St. Joe Management"), and CNL CORPORATE VENTURE, INC., a Florida corporation ("CNL Venture"), as General Partners, and ST. JOE CENTRAL FLORIDA DEVELOPMENT, INC. a Florida corporation ("St. Joe Development") and CNL CORPORATE VENTURE I, INC., a Florida corporation ("CNL Venture I"), as Limited Partners. The General Partners and the Limited Partners are sometimes hereinafter referred to individually as a "Partner" and collectively as the "Partners."

         WHEREAS, the Partners have elected to form a limited partnership (the "Partnership") under the Florida Revised Uniform Limited Partnership Act for the purposes set forth in Section 4.1 hereinbelow; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                 ARTICLE ONE

                                 DEFINITIONS

         Section 1.1 "Act" means the Florida Revised Uniform Limited Partnership Act (1986), as amended.

         Section 1.2 "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year after crediting such Capital Account for any amounts the Partner is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Income Tax Regulations, this Agreement or otherwise, and debiting such Capital Account for the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Income Tax
Regulations. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Income Tax Regulations and shall be interpreted consistently therewith.

         Section 1.3      "Adjusted Capital Contributions" means the excess of
(a) each Partner's total capital contributions to the Partnership over (b) the prior total distributions to each Partner pursuant to Sections 6.2 and 12.4 hereof.

         Section 1.4 "Affiliate" means, with respect to any Partner, (a) any Person that directly or indirectly controls, is controlled by, or is under common control with, such Partner; (b) any entity of which a Partner owns five percent (5%) or more of the outstanding voting power; and (c) any entity of which a Partner is an officer, director or general partner. As used in this definition of "Affiliate," the term "control" means possessing, directly or indirectly, the power for any reason whatsoever to direct or cause the direction of the management and policies of an entity. Partners shall be treated as affiliates for purposes of this Agreement. With respect to St. Joe Management and St. Joe Development, "Affiliate" shall not include the Alfred I. duPont Testamentary Trust.

         Section 1.5 "Annual Partnership Business Plan" means the annual business plan for the operation of the Partnership which is described in
Section 7.6(a) hereinbelow and approved by the Management Committee or General Partners.

         Section 1.6 "Assignee" means a Person who has acquired a beneficial interest in the Partnership, but who is not a Substitute Limited Partner.

         Section 1.7 "Authorized Representative" means the Person appointed by each General Partner to represent, manage the interests of, speak for, and act on behalf of such General Partner as described in Section 7.1 hereinbelow.

         Section 1.8 "Bankrupt Partner" means any Partner (a) that (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for the Partner a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in a proceeding of the type described in subclauses
(i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Partner or of all or any substantial part of the Partner's properties; or (b) against which, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law has been commenced and sixty (60) days have expired without dismissal thereof or with respect to which, without the Partner's consent or acquiescence, a trustee, receiver, or liquidator of the Partner or of all or any substantial part of the Partner's properties has been appointed and sixty (60) days have expired without the appointments having been vacated or stayed, or sixty (60) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

         Section 1.9 "Budget" or "Budgets" mean, individually or collectively as the context may require, Partnership Budgets and Project Budgets.

         Section 1.10 "Capital Account" means, as to any Partner, the account maintained for such Partner pursuant to Section 6.4 hereof, as adjusted from time to time.

         Section 1.11 "Capital Contribution" means, with respect to any Partner, the initial Fair Value of any Contributed Property with respect to the Percentage Interest in the Partnership held by such Partner. The principal amount of a promissory note which is not readily tradeable on an established securities market and which, subject to the agreement of all of the General Partners, is contributed to the Partnership by the maker of the note shall not be included in the Capital Account of any Partner until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Income Tax Regulations Section 1.704(b)(2)(iv)(d)(2). The initial Capital Contributions are set forth in Article Five hereinbelow.

         Section 1.12 "Capital Proceeds" means the proceeds received by the Partnership derived from (a) dividends or distributions paid by a Subsidiary or any other entity, (b) the sale, exchange or other disposition by the Partnership or any Subsidiary of all or any portion of the assets of the Partnership or such Subsidiary, other than in the ordinary course of the business of the Partnership or such Subsidiary, (c) any mortgage financing or refinancing of any mortgage loans on any Property by a Subsidiary, or (c) any condemnation, casualty insurance or any other nonrecurring proceeds not used for the restoration of any Property by a Subsidiary.

         Section 1.13 "Carrying Value" means (a) with respect to Contributed Property, the Fair Value of such property reduced (but not below zero) by all amortization, depreciation and cost recovery deductions charged to the Partners' Capital Accounts with respect to such property, as well as any other charges for sales, retirements and other dispositions of assets included in a Contributed Property, as of the time of determination, and (b) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Value of any property shall be adjusted in accordance with the principles set forth in Article Six hereinbelow.

         Section 1.14 "Cash Flow" means the net taxable income or loss of the Partnership for federal income tax purposes, other than "Capital Proceeds," plus the amount of all depreciation and any other noncash charges deducted in determining taxable income or loss, less (a) the amount of all expenditures which are not deductible for federal income tax purposes, (b) a reasonable reserve for such business needs of the Partnership as taxes, insurance, maintenance, repairs and replacement of capital items and other amounts as reasonably determined by the Managing Partner, offset by amounts currently included in taxable income or loss which were previously reserved, (c) a reserve for budgeted expenditures, and, in accordance with Section 1.704-1(b)(2)(iv)(d)(2) of the Income Tax Regulations, offset by amounts currently included in taxable income or loss which were previously reserved,
(d) a predevelopment reserve for future projects which may be undertaken by Subsidiaries in an amount reasonably determined by the Management Committee, and (e) repayments on all indebtedness.

         Section 1.15 "CCP" means CNL Corporate Properties, Inc., an Affiliate of CNL Venture and CNL Venture I.

         Section 1.16 "CCP Management Agreement" means the management agreement between the Partnership and CCP, pursuant to which CCP shall manage the business and affairs of the Partnership as described in Section 7.5 hereinbelow.

         Section 1.17 "Central Florida Region" means the following counties in the state of Florida: Lake, Seminole, Orange, Osceola, Sumter, Hernando, Pasco, Hillsborough, Pinellas, Polk, Hardee, De Soto, Highlands, Manatee, Sarasota, Volusia and Brevard.

         Section 1.18 "Code" means the Internal Revenue Code of 1986, as amended or superseded from time to time.

         Section 1.19 "Contributed Property" means each Partner's interest in property or other consideration (excluding services) contributed to the Partnership by such Partner.

         Section 1.20 "Controllable Costs" means the costs or expenses related to the development, construction, or operation of a project undertaken by a Subsidiary the incurrence or magnitude of which is within the direct control and discretion of the Managing Partner; provided, however, a cost or expense which is reasonably required to be incurred in order to comply with terms and parameters of a Project Plan approved by the Management Committee or General Partners or any contract, agreement, lease or other obligation of the Partnership or any Subsidiary which was generally or specifically approved by the Management Committee, General Partners, or Authorized Representatives as part of a Project Plan or Project Budget will not be deemed a "Controllable Cost". "Controllable Costs" shall not include any cost or expense which is reasonably incurred or reasonably required to be incurred, or which increases, as a result of or in connection with conditions or occurrences which change, arise or are discovered during the development, construction or operation of a project that are not within the direct control by the Managing Partner, including, but not limited to, general economic conditions, general increases in the cost of utilities, insurance or taxes of any nature, the adoption by any governmental entity or agency having jurisdiction over the project of any law, regulation, ordinance, guideline or requirement, or any amendment to any of the foregoing, related to the development, construction or operation of the project, labor trouble or strikes, the occurrence of any uninsured loss, damage, casualty, or personal injury, natural occurrences and calamities or acts of God (whether or not covered by insurance), civil unrest, riots or acts of war or a public enemy (whether or not covered by insurance), breaches or violations of laws, regulations, ordinances, guidelines or requirements by any Person other than the Managing Partner and CCP, environmental or other conditions related to the Property which were not or had not been discovered at the time the applicable Project Plan and Project Budget was approved by the Management Committee or General Partners, or cost increases imposed by any Person providing materials, labor or services in connection with a project which cannot reasonably be mitigated within the scope and parameters of the applicable Project Plan.

         Section 1.21 "Corporate Facilities" means office buildings, industrial space and flex space, but shall not include medical or medical office buildings.

         Section 1.22 "Debenture" or "Debentures" mean, individually or collectively as the context may require, the Partnership's 10% Subordinated Debentures due 2004 issued to St. Joe Management and CNL Venture in the aggregate face amounts of $25,000,000 and $5,000,000, respectively, as provided in Section 5.9 hereinbelow.

         Section 1.23 "Event of Bankruptcy" means any event that causes a Partner to be deemed a Bankrupt Partner under Section 1.6.

         Section 1.24 "Fair Value" means the value determined in accordance with the terms of Section 11.2(d) hereinbelow.

         Section 1.25 "Income Tax Regulations" means the Income Tax Regulations promulgated under the Code as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         Section 1.26     "IRS" means the Internal Revenue Service.

         Section 1.27 "Management Committee" means the committee comprised of three Persons appointed by CNL Venture and three Persons appointed by St. Joe Management which is responsible for the overall management and control of the business and affairs of the Partnership.

         Section 1.28     "Managing Partner" means CNL Venture.

         Section 1.29 "Material" means, with respect to a Partnership Budget, an aggregate overage of costs, expenses or expenditures of the Partnership exceeding ten percent (10%) of the total amount of costs, expenses and expenditures provided for in such Partnership Budget, and, with respect to a Project Budget, an aggregate overage of Controllable Costs related to the project which is the subject of the Project Budget exceeding five percent (5%) of the total amount of costs, expenses and expenditures provided for in such Project Budget. The defined term "Material" shall have no application in any context other than as relates to a Budget.

         Section 1.30 "Material Adverse Effect" means any circumstances, developments, occurrences, state of facts or matters which have, or would reasonably be expected to have, a material adverse effect in respect of the operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects of the business of the Partnership taken as a whole.

         Section 1.31 "Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(b)(1) of the Income Tax Regulations. The amount of Nonrecourse Deductions for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Income Tax Regulations.

         Section 1.32 "Nonrecourse Liability" shall have the meaning set forth in Sections 1.704-2(b)(3) and 1.752- 1(a)(2) of the Income Tax Regulations.

         Section 1.33 "Partner" means any Person executing this Agreement as of the date of this Agreement as a member of the Partnership or hereafter admitted to the Partnership as a Substitute Limited Partner as provided in this Agreement, but does not include any Assignee or any Person who has ceased to be a Partner of the Partnership.

         Section 1.34 "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Income Tax Regulations.

         Section 1.35 "Partner Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Income Tax Regulations.

         Section 1.36 "Partner Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(i)(1) of the Income Tax Regulations. The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during the fiscal year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with
Section 1.702-2(i)(2) of the Income Tax Regulations.

         Section 1.37 "Partnership Budget" means the annual operational budget for the Partnership as described in Section 7.6(a) hereinbelow which is approved by the Management Committee or the General Partners.

         Section 1.38 "Partnership Interest" means, with respect to any Partner, any interest whatsoever of such Partner in the Partnership, including, but not limited to, a Partner's Percentage Interest.

         Section 1.39 "Partnership Minimum Gain" shall have the meaning set forth in Section 1.704-2(b)(2) of the Income Tax Regulations and shall be determined in accordance with Section 1.704-2(d) of the Income Tax Regulations.

         Section 1.40 "Percentage Interest" means, with respect to any Partner, such Partner's percentage profits interest in the Partnership. Each Partner's Percentage Interest is expressed as a percentage of one hundred percent (100%).

         Section 1.41 "Person" means any individual, partnership, firm, limited liability company, corporation, trust, association or other legal entity.

         Section 1.42 "Plan" or "Plans" mean, individually or collectively as the context may require, Annual Partnership Business Plans and Project Plans.

         Section 1.43 "Project Budget" means any development budget as described in Section 7.6(b) hereinbelow which is approved by the Management Committee or the General Partners for any project undertaken by a Subsidiary.

         Section 1.44 "Project Financing" means financing, refinancing or indebtedness obtained or incurred by or on behalf of any Subsidiary to fund acquisition, development, construction, operational or other costs and expenses related to any project undertaken by such Subsidiary as approved by the General Partners or Management Committee.

         Section 1.45 "Project Plan" means any business or development plan as described in Section 7.6(b) hereinbelow which is approved by the Management Committee or the General Partners for any project undertaken by a Subsidiary.

         Section 1.46 "Property" means, collectively and individually, all of the real property owned by the Subsidiaries, together with all tangible and intangible personal property and rights relating thereto.

         Section 1.47 "Subsidiary" or "Subsidiaries" means, individually and collectively, the wholly or majority owned entities formed or acquired by the Partnership for the purposes generally described in Section 4.1 below.

         Section 1.48 "Substitute Limited Partner" means any Person not a Person executing this Agreement as of the date of this Agreement to whom all or any portion of a Partnership Interest of a Limited Partner has been transferred and who has been admitted to the Partnership as a Substitute Limited Partner pursuant to and in accordance with the provisions of Article Ten hereinbelow.

                                 ARTICLE TWO

                                 ORGANIZATION

         Section 2.1 Formation. The parties hereto do hereby confirm the formation of the Partnership pursuant to the provisions of the Act by the filing of an Affidavit and Certificate of Limited Partnership on the date hereof, and agree that the Partnership shall be governed by the terms and conditions of this Agreement. The parties agree that they shall promptly file any additional or supplemental amended Affidavit and Certificate of Limited Partnership as may be required by the appropriate office in the State of Florida, and in such other offices as may be required, and that the parties shall comply with the other provisions and requirements of the Act as in effect in Florida, which Act shall govern the rights and liabilities of the Partners except as herein or otherwise expressly stated.

         Section 2.2 Filings. The General Partners shall file, record, and publish such certificates and other documents as may be necessary and appropriate to comply with the requirements for the organization and operation of a limited partnership under the Act.

         Section 2.3 Foreign Qualification. In the event that the business of the Partnership shall be carried on or conducted in other states in addition to the State of Florida, then the parties agree that this Partnership shall exist or shall be qualified under the laws of each such additional state in which business is actually conducted by the Partnership, and they severally agree to execute and authorize the General Partners to execute on their behalf or on behalf of the Partnership such other and further documents as may be necessary or appropriate to permit the General Partners to qualify this Partnership, or otherwise comply with requirements for the formation and organization of a limited partnership in all such states.

         Section 2.4 Effective Date; Term. The Partnership shall be effective as of the date of this Agreement and shall continue in existence until December 31, 2025, unless sooner terminated pursuant to the terms of this Agreement or by law (the "Term").

         Section 2.5 Scope. The purpose, authority and scope of the Partnership shall extend no further than the purposes set forth in Article Four. This Agreement shall not be deemed or construed to create a relationship between the Partners with respect to any activities whatsoever except for those activities required for the accomplishment of the Partnership's purposes as specified in Article Four.

                                ARTICLE THREE

                          NAME AND PRINCIPAL OFFICE

         Section 3.1 Name and Office. The name of the Partnership is "St. Joe/CNL Realty Group, Ltd." Its principal office shall be at 400 East South Street, Suite 500, Orlando, Florida 32801, or at such other address as the Managing Partner notifies each Partner in writing in accordance herewith. The address of the registered office of the Partnership in the State of Florida is 400 East South Street, Suite 500, Orlando, Florida 32801, or at such other address as the General Partners notify each Limited Partner in writing in accordance herewith. The registered agent of the Partnership in Florida shall be Robert A. Bourne. The General Partners also shall have the right, without notice to the Limited Partners, to establish a registered office or offices in such other states as the General Partners deem necessary in order to qualify the Partnership under the laws of any additional state in which the Partnership actually conducts business.

         Section 3.2 Fictitious Names. The business of the Partnership shall be conducted under the name listed above or under such other names as the General Partners deem appropriate to comply with the laws of any state in which the Partnership does business. The General Partners shall execute and file in the proper offices such certificates as may be required by the Fictitious Name Statute, Assumed Name Act, or similar law in effect in the counties and other governmental jurisdictions in which the Partnership may elect to conduct business.


                                 ARTICLE FOUR

                    PURPOSES AND POWERS OF THE PARTNERSHIP

         Section 4.1 Purposes of the Partnership. The Partners have formed the Partnership to engage, solely through Subsidiaries, in the following activities: acquiring, financing, developing, leasing, maintaining, owning, operating, managing, enhancing, and/or disposing of (a) multi- and single tenant Corporate Facilities in the Central Florida Region, (b) single tenant Corporate Facilities throughout the United States, and (c) other projects in the Central Florida Region in which a Subsidiary will act as a master developer. The Partnership may also (y) engage in such other lawful activities as the General Partners determine from time to time, and (z) do any and all things necessary or incidental to any of the foregoing.

         Section 4.2 Powers of the Partnership. The Partnership shall be empowered to do or cause to be done, or not to do, any and all acts deemed by the General Partners to be necessary or appropriate or in furtherance of the purpose of the Partnership, including, without limitation, the power and authority:

                          (a)     to cause the Subsidiaries to purchase, hold,
develop, construct, operate, refinance or resell real property, consistent with the purposes of the Partnership and otherwise as determined by the General Partners;

                          (b)     to finance all or any of its or any
Subsidiary's activities authorized under the provisions of this Agreement by secured or unsecured indebtedness from affiliated or unaffiliated lenders and, in connection therewith, to issue evidences of indebtedness and to execute and deliver guarantee instruments and security instruments of every nature and kind as security therefor and to prepay, refinance, and recast any debt or other lien, subject to the limitations contained in this Agreement;

                          (c)     to make such elections under the Code as to
the treatment of items of Partnership income, gain, loss, deduction and credit, as to all relevant matters as the General Partners believe necessary, desirable, or beneficial to the Partners (the General Partners shall make a Section 754 election at the request of any Partner);

                          (d)     to purchase from others (except the General
Partners or their Affiliates unless approved by each General Partner) or to elect not to purchase from others, at the expense of the Partnership, contracts of liability, casualty, and other insurance which the General Partners deem, in their sole discretion, to be advisable, appropriate, or convenient for the protection of the assets or affairs of the Partnership or for any purpose convenient or beneficial to the Partnership;

                          (e)     to employ, at the expense of the Partnership,
Persons, including Affiliates, for the operation and management of the Partnership and its Subsidiaries on such terms and for such compensation as the General Partners deem, in their absolute discretion, to be in the best interest of the Partnership;

                          (f)     to designate the depository or depositories
in which all bank accounts of the Partnership shall be kept and the Person or Persons upon whose signature withdrawals therefrom shall be made;

                          (g)     to prosecute, defend, settle, compromise, or
submit to arbitration, at the Partnership's expense, any suits, actions, or claims at law or in equity to which the Partnership is a party or by which it is affected, as may be necessary, proper, or convenient, and to satisfy out of Partnership funds any judgment, decree, or decision of any court, board, agency, or authority having jurisdiction, or any settlement of any suit, action, or claim prior to judgment or final decision thereon;

                          (h)     to incur, at the expense of the Partnership,
bank charges with respect to bank accounts maintained, and expenses relating to the purchase of supplies, materials, equipment, or similar items used in connection with the operation of the Partnership, and to incur recording fees, insurance premiums, and similar expenses in connection with the business of the Partnership;

                          (i)     to employ Persons, at the expense of the
Partnership, to perform administrative, legal, and independent accounting services in connection with the operation and management of the Partnership's business, and to provide services in connection with the preparation and filing of any tax return required of the Partnership;

                          (j)     to distribute among the Partners, to the
extent deemed prudent or advisable in the sole discretion of the General Partners, Cash Flow, including cash generated from the operations of the Partnership, and Capital Proceeds or, in the discretion of the General Partners, to utilize all or any portion thereof to satisfy Partnership obligations, expenses, and reserves;

                          (k)     to sell, lease, exchange, mortgage, transfer,
convey or otherwise dispose of all or any portion of the assets of the Partnership, including, but not limited to, interests in any Subsidiary, and to cause any Subsidiary to sell, lease, exchange, mortgage, transfer, convey or otherwise dispose of all or any portion of any of its assets, including, but not limited to, any Property, subject to the limitations contained elsewhere in this Agreement or in other agreements to which the Partnership is bound, if such transactions are deemed by the General Partners to be in the best interest of the Partnership;

                          (l)     to establish any reserves deemed necessary or
advisable by the General Partners, and invest such funds as temporarily are not required for Partnership purposes in short-term, highly liquid investments, including, without limitation, certificates of deposit, United States Treasury bills or bonds, money market funds, and obligations of a financial institution;

                          (m)     to engage in such other businesses,
activities, and transactions similar in nature and scope to those described in this Article Four as the General Partners from time to time may determine to be necessary or appropriate in furtherance of the purpose of the Partnership;

                          (n)     to enter into such agreements, contracts,
documents, leases, mortgages, and instruments and to give such receipts, releases, and discharges with respect to all of the foregoing and any matters incident thereto, as the General Partners may deem advisable, appropriate or convenient; and

                          (o)     to execute, deliver, perform, and carry out
all contracts, agreements, and undertakings of every kind, pay all amounts required by this Agreement or by applicable law, and engage in all activities and transactions as may in the opinion of the General Partners be necessary, incidental, or advisable to the accomplishment of the Partnership's purposes or in connection with any of the foregoing, subject in each case to the limitations contained in this Agreement.

         Section 4.3 First Option as to Potential Property Acquisition, Development and Other Opportunities.

                          (a)     Each General Partner will present, and cause
its majority or wholly owned Affiliates (except, with respect to St. Joe Management, Florida East Coast Industries, Inc.) to present, and use its best efforts to cause each other of its Affiliates (including, with respect to St. Joe Management, Florida East Coast Industries, Inc.) to present, to the Partnership during the term of this Agreement on a right of first option basis all opportunities identified, optioned, acquired or presently held by such General Partner or its Affiliates with respect to acquiring, financing, developing, leasing, maintaining, owning, operating, managing, enhancing, and/or disposing of (i) multi- and single tenant Corporate Facilities in the Central Florida Region, (ii) other projects in the Central Florida Region for which a Subsidiary could potentially act as a master developer; provided these projects are primarily comprised of Corporate Facilities, (iii) development opportunities with respect to subsections (i) and (ii) hereinabove obtained through referrals by existing or future clients of the retail, restaurant, hospitality or healthcare groups of Affiliates of CNL Venture and cultivation of the "Butler" relationship of such Affiliates.

                          (b)     Nothing hereinabove shall preclude any
Partner or its Affiliates from entering into transactions or ventures with other parties to acquire, finance, develop, lease, maintain, own, operate, manage, enhance or dispose of Corporate Facilities outside of the Central Florida Region, or engage in any other activities outside the Central Florida Region, however, each Partner may, at its sole and absolute option, present to the Partnership any such opportunity for consideration and a determination of whether the Partnership shall, through a Subsidiary, pursue such opportunity.

                          (c)     As of the date hereof, CNL has undertaken
certain projects which will be presented to the Partnership for consideration. In connection therewith, upon the execution hereof, CNL will present to the Partnership the potential projects described on Exhibit A attached hereto and incorporated herein by reference.

                          (d)     For any opportunity or project presented to
the Partnership for consideration under subsections (a), (b) or (c) above, the non-presenting General Partner (or its Authorized Representative) shall have the sole right to determine on behalf of the Partnership whether to pursue such opportunity or project, provided that such determination shall be made within ten (10) business days following the presentation of such opportunity or project to the Partnership (the "Project Approval Period"). Notwithstanding anything in this Agreement to the contrary, the Partnership shall undertake and pursue any such opportunities or projects presented to it upon the approval of the non- presenting General Partner (or its Authorized Representative). In the event the non-presenting General Partner (or its Authorized Representative) rejects or does not approve the pursuit of any opportunity or project presented to Partnership within the Project

Approval Period, the presenting General Partner or its Affiliates shall have the sole and absolute right to pursue such opportunity or project for its own account regardless of whether such opportunity or project will compete with the Partnership or any Subsidiary or create a Material Adverse Effect. All approvals or rejections of opportunities or projects presented to the Partnership under this Section 4.3 (other than rejections due to the expiration of the Project Approval Period) shall be effective upon notification in writing to the presenting General Partner in accordance with Section 14.2 hereinbelow.

                           In no event shall any Partner engage or cause
its Affiliates (which, for this purpose, shall not include Florida East Coast Industries, Inc.) to engage or participate, directly or indirectly, in any activity, business, transaction or project within the Central Florida Region which is similar in nature or scope to any activity, business, transaction or project of the Partnership in the Central Florida Region as described in this Article Four, or which will compete with any activity, business, transaction or project of the Partnership or its Subsidiaries in the Central Florida Region, without the express written consent of all of the General Partners. The presentation of a potential project to the Partnership and the rejection or failure by the non-presenting General Partner (or its Authorized Representative) to approve the pursuit of any opportunity or project presented to Partnership within the Project Approval Period shall be deemed to satisfy the requirement of express written consent for purposes of this Section. It is the intention of the Partners that, except as otherwise set forth herein, the exclusive opportunity of the Partners and their Affiliates to engage or participate in any activity, business, transaction or project which is similar in nature or scope to those of the Partnership and its Subsidiaries in the Central Florida Region as described in this Article Four is through the Partnership and the Subsidiaries.


                                 ARTICLE FIVE

                                CAPITALIZATION

         Section 5.1 Limited Partners' Capital Contributions. Each of the Limited Partners have contributed or shall, upon the request of the General Partners, contribute to the Partnership the sum of $980,000 as its Capital Contribution in consideration of which such Limited Partner shall receive a Percentage Interest equal to 49%.

         Section 5.2 General Partners' Capital Contributions. Each of the General Partners have contributed to the Partnership the sum of $20,000 as its Capital Contributions in consideration of which such General Partner shall receive a Percentage Interest equal to 1%.

         Section 5.3 Liability of Limited Partners. Except as otherwise provided in Section 8.1, Limited Partners shall not be liable to the Partnership beyond the amount of their Capital Contributions, nor shall they be personally liable for any liabilities, contracts, or obligations of the Partnership. It is the intent of the Partners that no distribution (or any part of a distribution) made to any Limited Partner pursuant to Article Six of this Agreement shall be deemed a return or withdrawal of capital, even if such distribution represents (in full or in part) an allocation of depreciation or any other non-cash item accounted for as a loss or deduction from or offset to the Partnership's income, and that no Limited Partner shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership. Further, no Limited Partner may be assessed for amounts beyond their related Capital Contributions without the consent of all of the General Partners and all of the Limited Partners.

         Section 5.4 Interest. Interest earned on Partnership funds shall inure to the benefit of the Partnership, and the Partners shall not receive interest on their Capital Accounts or Capital Contributions.

         Section 5.5 Additional Capital Contributions. No Partner shall be required to make any additional Capital Contributions beyond the amount of such Partner's initial Capital Contribution, unless otherwise determined by the General Partners, whereupon the Partners shall make additional Capital Contributions to the Partnership pro rata in accordance with each Partner's respective Percentage Interest in the manner determined by the General Partners.

         Section 5.6 Repayment of Capital Contributions of Limited Partners; Distributions and Withdrawals. Except as expressly provided in this Agreement, no specific time has been agreed upon for the repayment of the Capital Contributions of the Limited Partners. No Limited Partner or any successor in interest shall have a right to withdraw or reduce any capital contributed to the Partnership. Distributions may be made in cash or in property, or partly in each, but no Partner shall have the right to require that a distribution be made other than in cash except as expressly provided otherwise in this Agreement.

         Section 5.7 No Priorities among Limited Partners. Except as expressly provided in this Agreement, no Limited Partner shall have the right to demand or receive property other than cash in return for the Limited Partner's Capital Contribution, nor shall any Limited Partner have priority over any other Limited Partner as to Capital Contributions or as to compensation by way of income.

         Section 5.8 Agreement to Fund Capital Contributions to Subsidiaries. Each of the General Partners shall fund, or cause their Affiliates to fund, capital contributions to the Subsidiaries when and as such Subsidiaries are formed in such amounts as the General Partners determine, but in no event less than an aggregate of $4,000,000 for each General Partner and their respective Affiliates. On or about the date hereof, the General Partners have agreed to form a Subsidiary to be named "CNL Plaza, Ltd." Each General Partner shall fund, or cause its Affiliates to fund, aggregate capital contributions to CNL Plaza, Ltd. in the amount of $3,000,000. In lieu of cash contributions to CNL Plaza, Ltd., CNL Venture and its Affiliates shall contribute their entire right, title and interest in and to the project to be initially undertaken by CNL Plaza, Ltd. (as such project is briefly described in Section (a) of Exhibit A attached hereto), which contributions, the General Partners agree, have an aggregate Fair Value of $3,000,000.

         Section 5.9      Additional Required Funds.

                          (a)     Notwithstanding the provisions of Sections
5.3, 5.5 and 5.8, in order to finance the capital requirements of the Partnership and its Subsidiaries and to facilitate the receipt by the Partnership and its Subsidiaries of secured third-party financing, St. Joe Management and CNL Venture (each, a "Holder") have agreed to make lendings (individually, a "Lending" and collectively, "Lendings") to the Partnership under the Debentures from time to time from a date which is ten (10) days after the date of this Agreement until the Maturity Date (as defined hereinbelow) up to the maximum aggregate principal amount outstanding at any time of $30,000,000 (the "Maximum Commitment"); provided that in no event shall the amount in principal outstanding at any time from Lendings to the Partnership exceed $25,000,000 by St. Joe Management (the "St. Joe Funding Obligation") and $5,000,000 by CNL Venture (the "CNL Funding Obligation") (the St. Joe Funding Obligation and the CNL Funding Obligation are sometimes referred to hereinbelow individually as a "Funding Obligation" and collectively as the "Funding Obligations").

                          (b)     The Debentures shall be revolving, unsecured,
fully subordinated obligations of the Partnership which shall bear interest at the rate per annum of 10%, 8% of which shall be payable on a quarterly basis in arrears and 2% of which shall accrue until the earlier of the maturity of the Debentures or the date prior to the stated maturity thereof on which the principal amounts of such Debentures are due and payable in full or otherwise paid in full (the "Accrued Interest Allocation"). Interest shall be computed on the basis of a year of 12 30-day months. The Accrued Interest Allocation shall be compounded annually. The Debentures shall mature on December 3, 2004 (the "Maturity Date"). The Partnership shall be permitted to receive Lendings under the Debentures upon fifteen (15) days' written notice to the Holders in minimum aggregate amounts of $1,000,000 (or a lesser amount necessary to fully fund a Debenture at the time of such Lending). Each Lending to be made hereunder shall be made by St. Joe Management and CNL Venture in proportion to their respective Funding Obligations. For example, for a minimum aggregate Lending of $1,000,000, the St. Joe Funding Obligation would be $833,333 and the CNL Funding Obligation would be $166,667.

                          In the event a Holder (the "Defaulting Holder") fails
to satisfy its Funding Obligation with respect to a Lending (a "Funding Default"), the other Holder may, at its sole option, elect to pay the Defaulting Holder's unpaid Funding Obligation (the "Deficiency Advance") within twenty (20) business days following the date the Funding Obligation was to have been satisfied. Such paying non-defaulting Holder shall automatically acquire a lien upon the Defaulting Holder's Partnership Interest (the "Defaulted Interest") and the Defaulting Holder's Debenture for the amount so paid, plus interest thereon at a rate per annum of (i) the greater of the prime rate of interest in effect on the date of the Deficiency Advance (as published in the Wall Street Journal) plus 3%, or 15%, or (ii) the maximum rate permitted by applicable law, whichever is less. The Deficiency Advance, and all accrued but unpaid interest thereon, shall be due and payable by the Defaulting Holder upon demand by the non-defaulting Holder. Notwithstanding anything to the contrary in this Agreement, the Debenture Agreement or the Debentures, each Holder's obligation to make a Lending hereunder is subject to the satisfaction by the other Holder of its Funding Obligation with respect to such Lending. Further notwithstanding anything to the contrary in this Agreement, neither a Defaulting Holder nor any of such Defaulting Holder's Affiliates shall be entitled to vote any interest which such Defaulting Holder and its Affiliates have in the Partnership or any Subsidiary with respect to the affairs of the Partnership or any Subsidiary, including, but not limited to, Major Decisions or any decision to enforce the rights of the Partnership under the Debenture of the Defaulting Holder, or otherwise to direct or control the activities of the Partnership or any Subsidiary, whether directly or through the Management Committee or its Authorized Representatives, until such time as the Defaulted Interest is cured and becomes a Partnership Interest in good standing. Nothing in this subsection 5.9(b) is intended to relieve any Holder from any obligation to provide funds under the Debentures with respect to its Funding Obligation, and nothing in this subsection 5.9(b) is intended to limit or restrict any remedy or recourse the Partnership or the other Holder may have against a Defaulting Holder, in law, equity or pursuant to other provisions of this Agreement or the Debenture Agreement. The remedies set forth in this subsection 5.9(b) are in addition to any other remedies allowed or available under other provisions of this Agreement or the Debenture Agreement, by law or in equity.

                          (c)       Sums outstanding under the Debentures shall
be prepayable in whole or in part (in amounts of at least $1,000,000) at any time without penalty. Sums prepaid may be reborrowed up to the Maximum Commitment, subject to the terms and conditions set forth herein and in the Debenture Agreement. All payments and prepayments of principal and interest under the Debentures shall be paid to the Holders in proportion to their respective Funding Obligations. Borrowings under the Debentures will be unsecured obligations of the Partnership, fully subordinated to all existing and future indebtedness of the Partnership, and non-recourse to the Partners. The Debentures shall be issued in accordance with the specific terms and condition of a Debenture Agreement to be executed by the Partnership and the General Partners, the form of which is attached hereto as Exhibit B.

                          (d)     Subject to the agreement of the General
Partners on a case by case basis, the General Partners may elect to provide to the Partnership a guaranty or a letter of credit in response to a Lending request of the Partnership in lieu of providing cash under the Debentures. In the event that a General Partner is required to pay under a guaranty or a General Partners' letter of credit is called upon, any sums paid under such guaranty or letter of credit shall be deemed to be advances made by such General Partner under its respective Debenture. In no event shall the principal balance outstanding under a Debenture, together with all sums secured by guaranties or letters of credit, exceed $25,000,000 with respect to St. Joe Management and $5,000,000 with respect to CNL Venture.

                          (e)     Except as otherwise agreed to by the
Management Committee, any additional funding in excess of the Maximum Commitment to be provided by the General Partners hereunder shall be provided by the General Partners on an equal dollar for dollar basis and shall be evidenced by additional debentures or evidences of indebtedness issued by the Partnership in favor of St. Joe Management and CNL Venture as appropriate.

                          (f)     In addition to the foregoing, the Managing
Partner may, upon the approval of the Management Committee whether in conjunction with the approval of a Budget or a Plan or otherwise, cause the Partnership to borrow amounts at market terms and conditions from Affiliates or nonaffiliates to finance Partnership operations. Notwithstanding anything in this Agreement to the contrary, the Partnership shall be entitled to replace or refinance indebtedness at market terms and conditions upon maturity of such indebtedness unless the General Partners determine otherwise. CNL Financial Corporation, an Affiliate of CNL Venture, and its Affiliates, shall have a right of first refusal to provide to the Subsidiaries any and all Project Financing provided that the terms and conditions of such Project Financing shall be fair, reasonable and no less favorable to the Partnership than reasonably could be obtained from unaffiliated Persons and provided further that this right shall be exercised within thirty (30) days of presentation of a proposed Project Financing to CNL Financial Corporation.


                                 ARTICLE SIX

                      ALLOCATION OF NET PROFIT AND LOSS;
                          DISTRIBUTIONS; ACCOUNTING

         Section 6.1 Allocation of Net Profit and Loss and Capital Proceeds. The Partnership shall allocate net profits and losses as follows:

                          (a)     Except as otherwise provided in this
Agreement, the interest of each Partner in net profit and loss of the Partnership and each item of income, gain, loss, deduction or credit (excluding Capital Proceeds) shall be allocated among the Partners in proportion to their Percentage Interests.

                          (b)     Capital Proceeds, if any, shall be allocated
among the Partners, after adjusting the Partners' Capital Accounts for profits (excluding gain to be allocated pursuant to this Section 6.1(b)) and losses earned or incurred by the Partnership and for Cash Flow and Capital Proceeds, except those proceeds relating to the current allocation, available for distribution (as though such amounts had been distributed) through the date of such sale, exchange or other disposition and for gain previously allocated pursuant to this Section 6.1(b), as follows: (i) first, gain shall be allocated among those Partners, if any, with Adjusted Capital Account Deficits pro rata with, and to the extent of the aggregate of, any such Adjusted Capital Account Deficits; (ii) thereafter, any remaining gain shall be allocated among the Partners in proportion to their Percentage Interests.

                          (c)     Notwithstanding the foregoing, if and to the
extent one or more Partners may be allocated losses without being caused thereby to have an Adjusted Capital Account Deficit balance, no loss shall be allocated to a Partner to the extent it would cause or increase an Adjusted Capital Account Deficit with respect to such Partner's Capital Account.

         Section 6.2 Distributions of Capital Proceeds and Cash Flow. Subject to the rights of creditors (including Partners who have loaned amounts to the Partnership), except as the General Partners may otherwise determine from time to time, all Capital Proceeds shall be distributed to the Partners in proportion to their respective Percentage Interests at the time of such distribution at such times and in such amounts as the General Partners may unanimously determine. All Cash Flow shall be distributed to the Partners in proportion to their respective Percentage Interests in the Partnership at the time of such distribution at such times and in such amounts as the General Partners may unanimously determine, provided, however, that it is the intent, but not the obligation, of the General Partners to distribute such Cash Flow to the Partners on a quarterly basis (within approximately sixty (60) days following the end of each calendar quarter).

         Section 6.3      Accounting.

                          (a)     The books of the Partnership shall be kept on
the accrual basis and in accordance with generally accepted accounting principles consistently applied.

                          (b)     The fiscal year of the Partnership shall be a
year ending December 31.

                          (c)     The terms "net profits" and "net losses," as
used herein, means profits and losses as determined for federal income tax purposes and shall also include each Partner's share of income described in
Section 705(a)(1)(B) of the Code, any expenditures described in Section 705(a)(2)(B) of the Code, any expenditures described in Section 709(a) of the Code that have not been deducted or amortized in accordance with Section 709(b) of the Code, losses not deductible pursuant to Sections 267(a) and 707(b) of the Code and adjustments made pursuant to this Article Six; in such event losses shall first be allocated to any Partners with positive Capital Account balances, and in proportion to such balances, to the extent necessary to reduce their positive Capital Account balances to zero. Any excess shall be allocated among the Partners in accordance with their Percentage Interests.

                          (d)     All costs and expenses of keeping the books
of account and the fees for accounting services shall be deemed and treated as expenses of the Partnership. The books of account shall be closed and balanced as of the end of each fiscal year, and the net profit or loss of the Partnership determined as herein provided. Copies of a report of such determination prepared by the Partnership's accountants, accompanied by a report of federal income tax information and a schedule of the Partners' accounts as of the end of each fiscal year, shall be furnished to each Partner. Each Partner (and any authorized representative of a Partner) shall have the right to examine said books of account during reasonable business hours. The

Management Committee will select a major national accounting firm to (i) review or audit the Partnership's books, and (ii) prepare or sign annual tax returns for the Partnership, such outside auditor expenses to be expenses of the Partnership.

                          (e)     The Managing Partner, at the expense of the
Partnership, shall provide all Partners with monthly operating reports and quarterly and annual financial statements for the Partnership, all prepared in accordance with generally accepted accounting principles, modified to the extent that such reports and financial statements shall only include footnotes describing Affiliate transactions. Monthly operating reports shall be provided within fifteen (15) days following the end of each month; quarterly financial statements shall be provided within twenty-five (25) days following the end of each fiscal quarter; and annual audited financial statements shall be provided within forty-five (45) days following the end of each fiscal year.

         Section 6.4 Capital Accounts; Capital Account Adjustments; 704(c) Tax Allocations.

                          (a)     There shall be maintained a Capital Account
for each Partner in accordance with this Section 6.4 and the principles set forth in this Article Six. The amount of any Capital Contribution made to the Partnership by each Partner, net of liabilities assumed by the Partnership or to which any property so contributed is subject, shall be credited to its Capital Account, and from time to time the share of each Partner in profits, losses and distributions shall be credited or charged to its Capital Account. The determination of Partners' Capital Accounts, and any adjustments thereto, shall be made consistent with tax accounting and other principles set forth in
Section 704(b) of the Code and applicable regulations thereunder.

                          (b)     Immediately following the transfer of any
Partnership Interest, the Capital Account of the transferee Partner shall be equal to the Capital Account of the transferor Partner attributable to the transferred interest and such Capital Account shall, at the request of any Partner, be adjusted to reflect any basis adjustment under Section 743 of the Code.

                          (c)     For purposes of computing the amount of any
item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes, taking into account any adjustments required pursuant to Section 704(b) of the Code and the applicable regulations thereunder as more fully described hereinbelow.

                          (d)     For purposes of computing the amount of any
item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided, however, that the computation of all items of income, gain, loss and deduction shall be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

                          (e)     Upon an issuance of additional Partnership
Interests for Contributed Property or upon adjustment of the Partners' Percentage Interests resulting from Partner Contributions pursuant to this Agreement, the Capital Accounts of all Partners (and the Carrying Values of all Partnership properties) shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof and Section 1.704-1(b)(2)(iv) of the Income Tax Regulations) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Partnership property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property at the fair value thereof, immediately prior to such issuance or adjustment, and had been allocated to the Partners, at such time, pursuant to Article Six of the Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair value of Partnership properties shall be determined by the General Partners using such reasonable methods of valuation as are appropriate under the circumstances.

                          (f)     Immediately prior to the distribution of any
Partnership property in liquidation of the Partnership or an interest in the Partnership, the Capital Accounts of all Partners (and the Carrying Values of all Partnership properties) shall be adjusted (consistent with the provisions hereof, Section 704 of the Code and Section 1.704-1(b)(2)(iv) of the Income Tax Regulations) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Partnership property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Partners, at such time, pursuant to Article Six of the Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair value of Partnership properties shall be determined by the Managing Partner using such reasonable methods of valuation as are appropriate under the circumstances.

                          (g)     In accordance with Section 704(c) and the
regulations thereunder, income, gain, loss and deduction with respect to any Contributed Property shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Fair Value.

                          (h)     In the event the Fair Value of any
Partnership asset is adjusted as described above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Fair Value in the same manner as under Section 704(c) of the Code and the regulations thereunder.

                          (i)     Any elections or other decisions relating to
such allocations shall be made by the General Partners in any manner that is consistent with applicable law and regulations and reasonably reflects the purpose and intention of this Agreement.

         Section 6.5      Special Allocation Provisions.

                          (a)     For purposes of determining the amount of
gain or loss to be allocated pursuant to this Article Six, any basis adjustments permitted pursuant to Section 743 of the Code shall be disregarded.

                          (b)     Partnership income, loss, deductions and
credits shall be allocated to the Partners in accordance with the portion of the year during which the Partners have held their respective interests. All items of income, loss and deduction shall be considered to have been earned ratably over the period of the fiscal year of the Partnership, except that gains and losses arising from the disposition of assets shall be taken into account as of the date thereof.

                          (c)     Notwithstanding any other provision of the
Agreement, to the extent required by law, income, gain, loss and deduction attributable to Contributed Property shall be shared among the Partners so as to take into account any variation between the basis of the property and the fair value of the Contributed Property at the time of contribution in accordance with the requirements of Section 704(c) of the Code and the applicable regulations thereunder as more fully described in Section 6.4 hereinabove.

                          (d)     Notwithstanding any other provision of the
Agreement, in the event the Partnership is entitled to a deduction for interest imputed under any provision of the Code on the Debentures or any other loan or advance from a Partner (whether such interest is currently deducted, capitalized or amortized), such deduction shall be allocated solely to such Partner.

                          (e)     Notwithstanding any provision of the
Agreement to the contrary, to the extent any payments in the nature of fees made to a Partner are finally determined by the IRS to be distributions to a Partner for federal income tax purposes, there will be a gross income allocation to such Partner in the amount of such distribution.

                          (f)     Notwithstanding any provision of the
Agreement to the contrary and subject to the exceptions set forth in Section 1.704-2(f)(2)-(5) of the Income Tax Regulations, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain determined in accordance with
Section 1.704-2(g)(2) of the Income Tax Regulations. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Income Tax Regulations. This section (f) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Regulations and for purposes of this subsection (f) only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Article Six with respect to such fiscal year and without regard to any net decrease in Partner Minimum Gain during such fiscal year.

                          (g)     Notwithstanding any provision of the
Agreement to the contrary, except subsection (f) hereinabove, and subject to the exceptions set forth in Section 1.704-2(i)(4) of the Income Tax Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(3) of the Income Tax Regulations, during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Income Tax Regulations. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Regulations. This subsection (g) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this subsection
(g), each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Article Six with respect to such fiscal year, other than allocations pursuant to subsection (f) hereof.

                          (h)     Notwithstanding any provision of the
Agreement to the contrary, in the event any Partners unexpectedly receive any adjustments, allocations or distributions described in Income Tax Regulation
Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or
1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partners in an amount and manner sufficient to eliminate their Adjusted Capital Account Deficits created by such adjustments, allocations or distributions as quickly as possible.

                          (i)     Any special allocations of items pursuant to
this Section 6.5 shall be taken into account in computing subsequent allocations so that the net amount of any items so allocated and the profits, losses and all other items allocated to each such Partner pursuant to this Article Six shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Article Six if such special allocations had not occurred.

                          (j)     Notwithstanding any provision of the
Agreement to the contrary, any Partner Nonrecourse Deduction for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Income Tax Regulations.

         Section 6.6 Elections. The General Partners, at the request of any Partner, shall elect pursuant to Section 754 of the Code to adjust the basis of the Partnership's assets for any subsequent transfers of Partnership Interest.

         Section 6.7 Charges Carried Against Capital Accounts; Deficit Restoration Obligation. If the Partnership shall suffer losses as a result of which the Capital Account of any Partner shall be negative, such loss shall be carried as a charge against its Capital Account and its subsequent share of net income and gain of the Partnership shall be applied to restore such deficit in its Capital Account. Upon liquidation of the Partnership, any Partner with a deficit Capital Account balance shall not be required to make any further contribution to the capital of the Partnership to restore any such deficit in its Capital Account.

         Section 6.8 Tax Matters. The Managing Partner shall be the "Tax Matters Partner," as defined in Section 6231(a)(7) of the Code and shall, at the expense of the Partnership, prepare and file or cause to be prepared and filed all tax returns and tax filings for the Partnership and shall make all elections required or permitted by the Code with respect to the Partnership's federal income tax returns.

         Section 6.9 Interest of the General Partners. Notwithstanding anything contained in this Agreement to the contrary, the aggregate interests of the General Partners in each material item of Partnership income, gain, loss, deduction, and credit will be equal to at least 1% of each such item at all times during the existence of the Partnership.


                                ARTICLE SEVEN

                                  MANAGEMENT

         Section 7.1 Management of Partnership. The overall management and control of the business and affairs of the Partnership shall be vested in the Management Committee. Any appointee to the Management Committee may be removed or replaced at any time by the General Partner which appointed such Person. Notwithstanding any other provision hereof, no action shall be taken, sum expended, decision made or obligation incurred with respect to a matter within the scope of any of the major decisions enumerated below ("Major Decisions"), unless such Major Decision has been approved by the unanimous agreement of all members of the Management Committee or, alternatively, by the unanimous agreement of the General Partners (the agreement of the members of the Management Committee shall equate to the agreement of the General Partners). The Major Decisions are:

                          (a)     Approving the Partnership Budget and all
Project Budgets, amending in any Material respect the Partnership Budget or any Project Budget as necessary to reflect changes in the operations of the Partnership or the scope thereof, additional projects undertaken by any Subsidiary or otherwise, or approving any Material deviation or Material variation from the Partnership Budget or any Project Budget;

                          (b)     Approving the Annual Partnership Business
Plan and all Project Plans, amending in any material respect the Annual Partnership Business Plan or any Project Plan, or approving any material deviation or variation from the Annual Partnership Business Plan or any Project Plan;

                          (c)     Authorizing the making of distributions to
the Partners in accordance with Article Six hereinabove;

                          (d)     Amending, waiving or repealing any of the
provisions of this Agreement, except as specifically provided for herein;

                          (e)     Requiring the making by Partners of
additional Capital Contributions;

                          (f)     Permitting an assignment of a Partnership
Interest and admitting an assignee of a Partnership Interest as a substituted Partner in the Partnership, pursuant to terms and subject to the limitations set forth in this Agreement;

                          (g)     Obtaining any financing, incurring and
refinancing any indebtedness (except as provided in Section 5.9(c) with respect to the replacement or refinancing of indebtedness upon the maturity thereof), or modifying in any material respect the terms of any financing, refinancing or indebtedness obtained or incurred by the Partnership in its own name or in the name of any of its Subsidiaries (or for which any of them are liable, directly or indirectly, by guaranty or otherwise), including financing or indebtedness to be provided or incurred under the Debentures, and approving the terms of, and parties to, any documentation relating to the same;

                          (h)     Except as expressly approved pursuant to a
Budget or Plan, acquiring or leasing one or more additional real or personal property assets, or any direct or indirect interest therein, by the Partnership or any Subsidiary, costing in the aggregate, more than $1,000,000;

                          (i)     Selling any interest in the Partnership or
any of its Subsidiaries, or merging or consolidating the Partnership or any Subsidiary with another entity;

                          (j)     Taking any voluntary action to cause the
Partnership to (i) make an assignment for the benefit of creditors, (ii) obligate any Partner as a surety, guarantor or accommodation party to any obligation, or (iii) file a petition, or consent to the appointment of a trustee or receiver or any judgment or order, under the federal bankruptcy laws on behalf of the Partnership or any of its Subsidiaries;

                          (k)     Except with respect to any action otherwise
specifically permitted by the provisions of this Agreement, taking any action that may, either immediately or upon the exercise of future rights or options, cause the dilution of any Partners' Percentage Interest in the Partnership;

                          (l)     Converting the form of the Partnership from a
limited partnership to any other type of entity; and

                          (m)     Preparing and filing the Partnership's
federal income tax return and making (or revoking) all tax elections for federal income tax purposes.

         Notwithstanding anything herein to the contrary, the General Partners shall have all the rights and powers which may be possessed by a general partner under the Act and such rights and powers as are otherwise conferred by law or are necessary, advisable, or convenient to the discharge of its duties under this Agreement or applicable law and to the management of the business and affairs of the Partnership; provided, however, that except for rights, powers and authority granted to the Managing Partner in this Agreement or otherwise, any action taken by the General Partners upon the affirmative vote of all of the General Partners, shall constitute the act of and serve to bind the Partnership. The General Partners agree to manage and control the affairs of the Partnership to the best of their ability and to conduct the operations contemplated under this Agreement in a prudent manner in accordance with good industry and business practice.

         Each of the General Partners shall appoint and, during the term of this Agreement, maintain, one Authorized Representative to represent, manage the interests of, speak for, and act on behalf of such General Partner, and consult with the Managing Partner in connection with any matters other than Major Decisions, including, but not limited to, matters involving an amendment to or deviation or variation from any Budget or Plan previously approved by the Management Committee which such Authorized Representatives have unanimously determined is not material (which, with respect to a Budget, shall have the meaning ascribed to it in Section 1.29 hereinabove). The Limited Partners consent to the appointment of and authority granted to the Authorized Representatives and each of the Partners acknowledges that the Partnership and the other Partners are relying, and will in the future rely, on the authority granted to the Authorized Representatives herein. In the event a General Partner removes an Authorized Representative, or an Authorized Representative of a General Partner resigns, such General Partner shall promptly deliver to the Partnership and the other Partners written notice of such removal or resignation. Notwithstanding anything in this Agreement to the contrary, the Partnership and the other Partners shall be entitled to rely upon the authority of an Authorized Representative of a General Partner and deal with such Authorized Representative on the basis described herein until such time as the Partnership and other Partners receive written notice of the removal or resignation of such Authorized Representative. Upon the removal or resignation of an Authorized Representative, the General Partner which appointed such Authorized Representative will immediately appoint a substitute Authorized Representative and notify the Partnership and the other Partners of such appointment.

         In the event that the members of the Management Committee refuse or are unable to agree on any Major Decision or in the event that the General Partners are unable to agree on such matter or any other matter requiring their consent and authorization hereunder, subject to the conditions set forth in
Section 11.3, the General Partners shall submit the matter to mediation in accordance with Section 11.3 hereof. In the event that the General Partners cannot resolve the matter by mediation or otherwise, any Partner may give notice to any other Partner(s) of its intention to invoke the reciprocal purchase provisions set forth in Section 11.3 hereof.

         Section 7.2 Day-to-Day Management. The Partners hereby appoint CNL Venture as the Managing Partner to manage and conduct of the day-to-day business of the Partnership, to implement the decisions of the Management Committee, the General Partners or the Authorized Representatives as provided in Section 7.1 above and to take such other actions and exercise such further powers as are set forth in this Agreement. Subject to the items, decisions and parameters set forth in Budgets and Plans approved by the Management Committee in accordance with Section 7.1 above, and other limitations specifically set forth in this Agreement, including, but not limited to, Section 7.1 above, the Managing Partner shall, in addition to those powers and authority granted to the Managing Partner by law or elsewhere in this Agreement, have the right, power and authority to take the following actions without the approval (or further approval, as the case may be) of the Management Committee or any other
Partner:

                          (a)     Expend the capital and revenues of the
Partnership in furtherance of the Partnership's business and pay, in accordance with the provisions of this Agreement, all expenses, debts and obligations of the Partnership to the extent that funds of the Partnership are available therefor;

                          (b)     Borrow money in the Partnership's name or use
the Partnership's property as collateral for a debt (except as set forth in Section 5.9(c) with respect to the replacement or refinancing of indebtedness upon the maturity thereof for which no Management Committee approval is necessary);

                          (c)     Collect additional Capital Contributions
approved by the Management Committee or General Partners;

                          (d)     Purchase or lease any real property or any
personal property;

                          (e)     Enter into, amend or terminate agreements and
contracts with third parties, institute and defend litigation arising therefrom, and give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto;

                          (f)     Assign, transfer, pledge, compromise or
release any claim of or debt owing to the Partnership upon payment in full to the Partnership of such claim or debt;

                          (g)     Maintain, at the expense of the Partnership,
adequate records and accounts of all operations and expenditures and furnish the Partners with the reports referred to in Section 6.3(e);

                          (h)     Purchase, at the expense of the Partnership,
liability, casualty, fire, fidelity and other insurance and bonds to protect the Partnership's properties, business, Partners and employees;

                          (i)     Sell, lease, trade, mortgage, pledge,
exchange or otherwise dispose of all or any portion of the property of the Partnership in the ordinary course of the business of the Partnership;

                          (j)     Employ or retain, at the expense of the
Partnership, and enter into agreements with such contractors, subcontractors, engineers, managers, consultants, brokers, attorneys, escrow agents, accountants and others the Managing Partner may select, on such terms and for such reasonable compensation as the Managing Partner shall determine, and notwithstanding the fact that the Managing Partner or any of its Affiliates may have a financial interest in, or otherwise be affiliated with, any such persons, firms or corporations, and terminate such employment, retention or agreements;

                          (k)     Execute and deliver any and all instruments
necessary or incidental to the conduct of the business of the Partnership;

                          (l)     Prepare or cause to be prepared all required
governmental filings, including tax returns, and make any and all elections under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of items of income, gain, loss, deduction and credit of the Partnership, or any other method or procedure related to the preparation of the Partnership's income tax returns, and any and all other elections for tax purposes it deems appropriate to meet the overall needs of the Partnership; and

                          (m)     Prosecute, defend, adjust, compromise,
settle, refer to arbitration or otherwise deal with any claims in favor of or against the Partnership; provided, however, the Managing Partner may not without the consent of the Management Committee or each General Partner, settle any legal claims against the Partnership by paying in excess of Ten Thousand and no/100 Dollars ($10,000.00), unless such claim is covered by insurance.

         By executing this Agreement, each Partner shall be deemed to have consented to any exercise by the Managing Partner of any of the foregoing powers. Notwithstanding the foregoing, if the Managing Partner delegates its duties to CCP that the Managing Partner shall remain responsible for the duties undertaken by it pursuant to the terms of this Agreement, including specifically, but without limitation, Sections 7.2, 7.3 and 7.6 of this Agreement.

         Section 7.3      Duties of the Managing Partner.

                          (a)     The Managing Partner shall manage or cause to
be managed the affairs of the Partnership in a prudent and businesslike manner and shall devote such portion of its time to the Partnership's affairs as is reasonably necessary for the conduct of such affairs;

provided, however, that it is expressly understood and agreed that the Managing Partner shall not be required to devote its entire time or attention to the business of the Partnership and shall not be restricted in any manner from participating in any other business activities, provided that, except as set forth in Section 4.3(c) hereinabove or elsewhere in this Agreement, such activities shall not have a Material Adverse Effect.

                          (b)     In carrying out its obligations hereunder,
the Managing Partner shall, at the expense of the Partnership:

                                  (i)          prepare from time to time
proposed Budgets and Plans, and proposed amendments to the foregoing as may be necessary, for presentation to and consideration and approval by the Management Committee, which Budgets and Plans shall be in form and substance acceptable to the General Partners and shall include without limitation the information described in Section 7.6 below;

                                  (ii)         install and maintain appropriate
accounting systems;

                                  (iii)        upon the request of any Partner,
provide access during regular business hours to originals, and deliver photocopies, of all contracts, agreements, leases, records and other documentation affecting or otherwise relating to the Partnership or any of its Subsidiaries;

                                  (iv)         obtain and maintain appropriate
public liability, casualty and other insurance as may be necessary or desirable in the discretion of the Managing Partner;

                                  (v)          cause one or more interest
bearing accounts to be maintained in the Partnership's name at one or more banks, each of which shall, unless otherwise agreed to by the Management Committee, the General Partners or the Authorized Representatives, be a member of the FDIC having not less than One Billion and no/100 Dollars ($1,000,000,000.00) of assets and being "well capitalized" under FDIC rules for purposes of accepting brokered deposits. The Managing Partner shall cause all expenditures incurred by or on behalf of the Partnership to be timely paid out of such accounts and all income, cash receipts, and other monies received by the Partnership as a result of operation of the Property to be promptly deposited into such accounts. All funds not needed for the operations of the Partnership may be invested in short-term investments, having maturities of no more than ninety (90) days which are securities issued or fully guaranteed by United States government agencies, certificates of deposit of banks having a net worth of at least Fifty Million and no/100 Dollars ($50,000,000.00), bank repurchase agreements covering the securities of the United States government, commercial paper rated "A" or better by Moody's Investors Services, Inc., money market funds having assets in excess of Ten Million and no/100 Dollars ($10,000,000.00), or interest-bearing time deposits in banks or thrift institutions. All such amounts shall be and remain the property of the Partnership, shall be held in the name of the Partnership, and shall be received, held and disbursed by the Managing Partner solely for the purposes of the Partnership.

No other funds shall in any way be commingled with funds belonging to the Partnership in such accounts. Withdrawals from such accounts shall be made on such signatures as the Managing Partner shall determine from time to time. All personnel handling Partnership funds or with access to Partnership bank accounts shall be bonded or otherwise covered by insurance;

                                  (vi)         have prepared and distributed to
all Partners the reports and financial statements described in Section 6.3(e) hereinabove within the time periods set forth therein; and

                                  (vii)        cause such certificates to be
filed, if any, and do such other acts as may be required by applicable law to qualify and maintain the Partnership as a limited partnership in good standing in the States where the Partnership does business, including, without limitation, any state where property owned by the Partnership is located.

         Section 7.4 Exculpation. Neither the General Partners, the members of the Management Committee, the Authorized Representatives, the Managing Partner, any of their respective Affiliates, nor any officer, director, partner, employee or agent of the foregoing (each, an "Exculpated Party"), shall be liable, in damages or otherwise, to the Partnership or to any of the Partners for any act or omission by any such Exculpated Party pursuant to the authority granted by this Agreement, unless such act or omission results from fraud, gross negligence, or willful misconduct. The Partnership shall indemnify, defend and hold harmless each Exculpated Party from and against any and all claims or liabilities of any nature whatsoever, including reasonable attorneys' fees, arising out of or in connection with any action taken or omitted by an Exculpated Party pursuant to the authority granted by this Agreement, except where attributable to the fraud, gross negligence, or willful misconduct of such Exculpated Party. Each Exculpated Party shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the manner at issue, and any act or omission of such Exculpated Party pursuant to such advice shall in no event subject such Exculpated Party to liability to the Partnership or any Partner.

         Section 7.5 Compensation of the Managing Partner; Affiliated Contracts. Except as otherwise provided in this Section 7.5, the Managing Partner shall receive no compensation for its services to the Partnership. Pursuant to an approved Budget, the Managing Partner shall be entitled to reimbursement by the Partnership for (a) reasonable out-of-pocket costs and expenses incurred by the Managing Partner or its Affiliates on behalf of the Partnership in connection with the conduct of its business and affairs, including, but not limited to, costs and expenses related to overhead of the Managing Partner and its Affiliates allocated to the Partnership and compensation and other benefits, including incentive bonuses, for the staff and professional personnel of the Managing Partner and its Affiliates which are employed, engaged or retained in connection with the business of the Partnership; provided that such costs and expenses were approved by the Management Committee as part of a Budget or otherwise, and (b) expenses (including reasonable attorneys' fees) incurred in prosecuting or defending any action relating to the Partnership's affairs or this Agreement or any Partner, except as to matters where the

Managing Partner is adjudged to have been guilty of gross negligence, willful misconduct or intentional breach of this Agreement. The Partners acknowledge that the Managing Partner will cause the Partnership to enter into the CCP Management Agreement with its Affiliate, CCP, pursuant to which the Partnership will engage and retain CCP to operate and manage the business and affairs of the Partnership. The form and substance of the CCP Management Agreement shall be subject to the unanimous approval of the General Partners, the members of the Management Committee or the Authorized Representatives.

         The Partnership may do business and enter into contracts with any of the Partners or any Affiliate of any Partner (each, an "Affiliated Contract") for such consideration and upon such terms as are unanimously approved by the General Partners, the members of the Management Committee or the Authorized Representatives, such approval not to be unreasonably withheld. The General Partners, the members of the Management Committee or the Authorized Representatives shall approve the consideration to be paid under and the other terms and conditions of an Affiliated Contract in the event such consideration, terms and conditions are fair, reasonable and no less favorable to the Partnership than reasonably could be obtained from unaffiliated Persons.

         The Partnership may enter into agreements with its Subsidiaries pursuant to which the Partnership will (a) provide services to the Subsidiaries in connection with the acquisition, development, management, leasing, and disposition of Properties as well as the management of the assets of such Subsidiaries, and (b) receive commissions, fees and other compensation in consideration of the services provided. Notwithstanding anything in this Agreement to the contrary, unless otherwise agreed to by the Management Committee or the General Partners, no Partner shall be entitled to receive direct compensation resulting from any services provided by such Partner to the Subsidiaries in connection with the foregoing.

         Section 7.6 Budgets and Plans. In accordance with Section 7.3(b)(i) above, the Managing Partner shall prepare and submit to the Management Committee for consideration and approval the Budgets and Plans as follows:

                          (a)     Except for the 1998 Partnership Business Plan
and Partnership Budget which shall be due within thirty (30) days of the date of this Agreement, at least ninety (90) days prior to the end of a fiscal year, the Managing Partner shall prepare and submit to the Management Committee a proposed Annual Partnership Business Plan and Partnership Budget detailing with respect to the following fiscal year all material aspects of the operation of the Partnership, the management of the business of the Partnership, the transactions and projects anticipated to be undertaken by the Partnership or its Subsidiaries and such other information as may be reasonably requested by the Management Committee, including, without limitation, the following:

                                  (i)          a description of specific
proposed developments and real estate acquisitions together with proposed terms of each transaction and parameters of yet unspecified projects;

                                  (ii)         the number and duties of
employees of the Managing Partner or its Affiliates engaged or to be engaged on behalf of the Partnership;

                                  (iii)        projected revenues of the
Partnership from development, management, leasing, property acquisition/disposition and asset management fees;

                                  (iv)         projected cash expenditures,
including salaries and benefits for employees of the Managing Partner and its Affiliates engaged or to be engaged on behalf of the Partnership and other identified expenses to be reimbursed by the Partnership;

                                  (v)          projected capital expenditures;
and

                                  (vi)         projected reserves.

                          (b)     Additionally, within a reasonable period of
time after the Partnership has identified a potential project for consideration, the Managing Partner shall prepare and submit to the Management Committee a proposed Project Plan and a proposed Project Budget with respect to such potential project. The proposed Project Plan shall include, without limitation, the following information:

                                  (i)          the proposed name of the
project;

                                  (ii)         preliminary architectural plans
and specifications setting forth the scope and size of the project, the quality and type of architectural finishes, and the standards and methods of construction, including plans and elevations;

                                  (iii)        a development pro forma
statement of total project costs and anticipated revenues and expenses;

                                  (iv)         the proposed leasing policy,
tenant allowances, and rental rate structure for the project; and

                                  (v)          the proposed general
contractors, engineers, managers, consultants, brokers and architects for the project.

                 The proposed Project Budget shall include all proposed costs of developing and constructing the project computed in accordance with a form to be adopted by the Management Committee including, without limitation, the following:

                                  (i)          the acquisition cost of the
project site plus any transfer taxes, title insurance premiums, escrow fees, and other closing costs, as well as carrying costs attributable to the project site;

                                  (ii)         the hard construction costs of
all labor, materials, utilities, equipment and similar items incorporated into or consumed in the construction and development of the project and any related site, utility, or landscaping work including all contract prices of contractors or materialmen;

                                  (iii)        architectural, topographical and
boundary surveying, legal, consulting, accounting, and engineering fees and costs paid to outside architects, surveyors, accountants, consultants, attorneys, and engineers in connection with the planning, construction, financing, and leasing of the project and any related site, utility, or landscaping work, including borings, soil analysis, traffic studies required by local authorities, and market studies;

                                  (iv)         costs of reproducing plans and
specifications for major tenants, lenders, inspecting architects and/or engineers, and the general contractor;

                                  (v)          all leasing fees and
commissions, advertising and promotional costs, lease takeover costs, tenant inducement payments, and tenant coordination costs incurred in connection with leasing or pre-leasing of space in the project;

                                  (vi)         all project level costs,
including office rents, office supplies, utilities, and related expenses, and the travel costs of all project employees, if any, including salaries, bonuses, medical and hospital insurance premiums, costs of workmen's compensation insurance and other fringe benefits and costs, and payroll taxes;

                                  (vii)        all costs and expenses with
respect to the installation of tenant finish work in the project, and the amount of any tenant finish allowances or any other concessions actually paid under all initial tenant leases for space in the project;

                                  (viii)       all costs of building and other
permits for the project and all direct or indirect costs incurred in connection with obtaining any rezoning, zoning variances, or other approvals required from any governmental entities having jurisdiction over the project;

                                  (ix)         all commitment fees, interest,
and other financing costs incurred during the development of the project, including actual interest accruing on interim and/or permanent financing, plus interest upon equity funds advanced or deemed advanced by the Partnership from time to time in connection with the project;

                                  (x)          all ad valorem taxes and
assessments paid or payable with respect to the project;

                                  (xi)         the actual costs of all off-site
improvements required to be constructed including but not limited to, any such improvements required to be constructed or paid for in connection with the issuance of any building or other permits;

                                  (xii)        all direct or indirect costs of
acquiring any easements, air rights, use permits, or other off-site rights in connection with the development of the project;

                                  (xiii)       all insurance premiums paid or
payable with respect to a project, including, but not limited to, any builder's risk, fire and extended coverage, rent loss, or general liability coverage; and

                                  (xiv)        any other costs appropriate to a
specific development.

                          (c)     All Budgets and Plans approved by the
Partnership shall be reviewed, revised, updated and amended on a quarterly basis as necessary.


                                ARTICLE EIGHT

                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

         Limited Partners shall have the following rights and obligations.

         Section 8.1      Liabilities.  Except as otherwise provided in this
Section 8.1 or under applicable law, no Limited Partner shall be personally liable for any of the debts of the Partnership or any of the losses thereof beyond the amount of the Limited Partner's Capital Contribution and the share of undistributed profits of the Partnership attributable to such Limited Partner.

         Section 8.2      Management.  No Limited Partner, as such, shall take
part in the management of the business or transact any business for the Partnership. All management responsibility is vested in the General Partners and the Managing Partner.

         Section 8.3 Authority. No Limited Partner, as such, shall have the power to sign for or to bind the Partnership. All authority to act on behalf of the Partnership is vested in the General Partners and in the Managing Partner.

         Section 8.4 Rights. A Limited Partner shall have such rights as are set forth in the Act and otherwise in this Agreement.

                                 ARTICLE NINE

                           MEETINGS OF THE PARTNERS

         Section 9.1 Voting Rights. Except as otherwise expressly provided in this Agreement or otherwise under the Act, a Limited Partner shall have no right to vote upon any matter affecting the Partnership. Votes may be cast on any matter submitted for consideration at a duly called meeting of the Partnership, or without a meeting upon call of either of the General Partners. The affirmative vote of all of the Limited Partners shall be required to approve any matter presented to the Limited Partners for their vote.

         Section 9.2 Meetings of the Partnership. Meetings of the Partnership may be called by either of the General Partners. Within ten (10) days after receipt of such request, the General Partners shall provide all Limited Partners with written notice of a meeting to be held not less than ten
(10) nor more than sixty (60) days after receipt of such written request, which notice (i) shall specify the time and place of such meeting, (ii) shall contain a detailed statement of each matter to be acted on at such meeting, and (iii) shall include proxies or written consents which specify a choice between approval or disapproval of each matter to be acted upon at such meeting. Meetings of the Partnership shall be held at such location as shall be specified by the General Partners. Voting by proxy shall be permitted.
Limited Partners comprising 100% of the Limited Partners in interest entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Partnership.

         Section 9.3      Amendment of Agreement.

                          (a)     Amendments to this Agreement may be proposed
by either of the General Partners. The General Partners shall have the right, without first proposing such amendment to the Limited Partners and without notice to, or the vote or consent of, the Limited Partners, to amend the Agreement to reflect a ministerial amendment, amendment required by state securities authority, or amendment to add to the duties or responsibilities of the General Partners to reflect the transfer of Partnership Interests pursuant or to reflect the admission of additional Limited Partners pursuant to this Agreement.

                          (b)     Following any proposal of an amendment, other
than an amendment to be made as described in Section 9.3(a) above, the General Partners, within ten (10) days after receipt, shall submit to all Limited Partners a verbatim statement of the proposed amendment. Except as otherwise provided in Sections 9.3(a) above, all proposed amendments shall be submitted to Limited Partners for a vote, and the affirmative vote of all of the Limited Partners shall be required to approve any such amendment.

                                 ARTICLE TEN

            RESTRICTIONS ON TRANSFERS OF INTEREST IN THE PARTNERSHIP

         Section 10.1 Restrictions of Transfers. No General Partner may sell, assign, transfer or otherwise dispose of, or mortgage, hypothecate or otherwise encumber its Partnership Interest or permit or suffer the encumbrance thereof (each a "transfer") whether voluntarily, involuntarily or by operation of law, and any attempt to do so shall be null and void ab initio. No Limited Partner may transfer (as defined above) or permit a transfer of its Partnership Interest whether voluntarily, involuntarily or by operation of law (except as provided in this Article Ten), and any attempt to do so shall be null and void ab initio. Further, any transfer of all or any portion of a Partnership Interest of a Limited Partner shall not give the transferee the right to be admitted as a Substitute Limited Partner. Notwithstanding the foregoing, a Limited Partner may sell, assign or transfer its Partnership Interest to any of its majority or wholly owned subsidiaries or Affiliates, and, upon such sale, assignment or transfer, such subsidiary or Affiliate will be entitled to become a Substitute Limited Partner with respect to such Partnership Interest, subject to the provisions of this Article Ten.

         Section 10.2 Transfer of Limited Partners' Partnership Interests. Except as set forth above, if a Limited Partner is permitted to transfer its Partnership Interest, its Assignees shall not become Substituted Limited Partners unless the General Partners shall have affirmatively consented in writing to such Persons becoming Substituted Limited Partners, which consent may be withheld in the sole discretion of the General Partners. Additionally, any such transfers also shall comply with the following conditions:

                          (a)     No transfer will be permitted if the General
Partners determine that such transfer would increase the likelihood that the Partnership would be treated as a corporation or as a "publicly traded partnership" within the meaning of sections 7704, 469(k), or 512(c) of the Code.

                          (b)     In no event shall any Partnership Interest be
transferred to a minor or an incompetent except by will or intestate succession.

                          (c)     No transfer will be permitted that would
cause the assets of the Partnership to be characterized as "plan assets" under the Employee Retirement Income Security Act of 1974, as amended; or subject to the Investment Company Act of 1940, as amended.

         Section 10.3     Conditions and Effect of Transfer.

                          (a)     No transfer will be binding upon the
Partnership or the Partners until (i) the provisions of Section 10.2 have been met; and (ii) the General Partners have received, at the expense of the transferor or the transferee, an opinion of counsel satisfactory in form and substance to the General Partners that neither the offer to transfer nor the transfer of such

Partnership Interest will violate any federal or state securities laws; (iii) in the case of a transfer (but not an offer to transfer), there shall have been filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such transfer, signed by both the transferor and the transferee, with such instrument evidencing the written acceptance by the transferee of all of the terms and provisions of this Agreement and containing a representation by the transferor that such transfer was made in accordance with all applicable laws and regulations; and (iv) the transferor and the transferee have executed and provided such certificates and other documents and have performed such acts as the General Partners deem necessary to preserve the limited liability status of the Partnership under the laws of the jurisdictions in which the Partnership is doing business, to preserve the federal tax status of the Partnership as a partnership rather than as an association or publicly traded partnership, to prevent the termination of the Partnership for federal tax purposes, to prevent the assets of the Partnership from being characterized as "plan assets" under the Employee Retirement Income Security Act of 1974, as amended, to prevent the Partnership from becoming subject to the Investment Company Act of 1940, as amended, to preserve the status of the original or subsequent sale of such Partnership Interest under the private offering exemption of the Securities Act of 1933, as amended, or any similar state exemption, and to evidence the agreement of such transferee to be bound by the terms and provisions of this Agreement. Any transfer of Partnership Interests pursuant to this Article Ten shall be subject to, and the transferee shall acquire the transferred Partnership Interests subject to, all of the terms and provisions of this Agreement. Notwithstanding anything else herein contained, the General Partners may waive any one or more of the foregoing conditions in connection with a transfer, and the consent of the General Partners shall not be required for the transfer of a Partnership Interest by succession or testamentary disposition upon the death of a Limited Partner.

                          (b)     All transfers of a Limited Partner's
Partnership Interest shall entitle the transferee only to receive the economic interest to which the transferring Limited Partner otherwise would be entitled. Such transferee shall become a Substituted Limited Partner only with the written consent of the General Partners following compliance with the conditions set forth in this Section 10.3 and in Section 10.2 hereof. The Substituted Limited Partner also shall be required to (i) execute and acknowledge such instruments as the General Partners deem necessary or advisable to effect the admission of such Person as a Substituted Limited Partner, and (ii) pay all reasonable expenses incurred by the Partnership in connection with such Person's admission as a Substituted Limited Partner.

                          (c)     All transfers made in compliance with
Sections 10.2 and 10.3 hereof shall be effective the first day of the month immediately following the date the Partnership receives the instrument described in clause (iii) of Section 10.3(a) above and any other documents required by the General Partners in connection with the transfer. Each Partner agrees to execute such certificates and other documents and perform such acts as may be requested by the General Partners in connection with such transfer. Any Substituted Limited Partner so admitted to the Partnership will succeed to all the rights and be subject to all the obligations of the transferring Limited Partner with respect to the Partnership Interest as to which such Limited Partner was substituted. The Limited Partners hereby consent to the substitution as a Limited Partner of any individual or entity approved by the General Partners.

         Section 10.4 Liabilities of Transferring Limited Partners. Limited Partners who shall transfer all of their Partnership Interests shall cease to be Limited Partners of the Partnership, except that unless and until Substituted Limited Partners are admitted in their stead, such transferring Limited Partners shall retain the statutory rights of assignors of limited partnership interests under the Act. No substitution of an Assignee as a Limited Partner shall operate to relieve the assignor of the liabilities imposed under the Act or of the assignor's duties and obligations hereunder, unless the General Partners agree in writing to release such Limited Partner.

         Section 10.5     Record Owner of Partnership Interest.
Notwithstanding anything contained in this Agreement to the contrary, both the Partnership and the General Partners shall be entitled to prohibit the transfer of a Limited Partner's economic interest in the Partnership in accordance with
Section 10.2 hereof and to treat the transferor of any Partnership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made to such transferor until such time as the conditions of this Article are satisfied above- referenced written instrument of transfer has been received by, approved, and recorded on the books of, the Partnership.

         Section 10.6 Admission of Additional Limited Partners. The General Partners are authorized, in their sole discretion and without the approval of any of the Limited Partners, to admit from time to time on or before expiration of the Term, as additional Limited Partners, such Persons as apply to become Limited Partners. Each such Person may apply for admission by completing, executing, and delivering to the General Partners (i) the Capital Contribution required by the General Partners, and (ii) such documents as may be required by the General Partners. Admission of an additional Limited Partner will become effective upon an amendment to this Agreement reflecting such admission. The recordation of such amendment with the State of Florida is not required.

         Section 10.7 Death, Incompetency, or Dissolution of a Limited Partner. The death, legal incompetency, bankruptcy, or dissolution of a Limited Partner shall not dissolve the Partnership. The rights and obligations of such Limited Partner to share in the net income, net loss, net profit, Cash Flow, profit and loss of the Partnership, to receive distributions of Partnership funds, and to transfer the Limited Partner's Partnership Interest pursuant to this Article Ten, upon the happening of such an event, shall devolve upon such Limited Partner's legal representative or successor in interest, as the case may be, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. Upon the death of a Limited Partner, the Limited Partner's legal representative shall have all the other rights of a Limited Partner solely for the purpose of settling the Limited Partner's estate. In no event, however, may such estate, legal representative, or other successor in interest become a Substituted Limited Partner except in accordance with Sections 10.2 and 10.3 hereof. Each Limited Partner's estate or other successor in interest shall be liable for all the obligations and liabilities of such Limited Partner.


                                ARTICLE ELEVEN

                 ADDITION OR WITHDRAWAL OF A GENERAL PARTNER

         Section 11.1 Additional General Partners. The General Partners may at any time designate one or more additional general partners whose Partnership Interests shall be such as shall be agreed upon by the General Partners and such additional general partners, provided that the Partnership Interests of the Limited Partners shall not be affected thereby.

         Section 11.2 Withdrawal, Default or Insolvency of a General Partner; Purchase Option.

                          (a)     Except as otherwise specifically provided in
this Agreement, no General Partner shall have the right to withdraw from the Partnership and all General Partners hereby agree not to withdraw from the Partnership. If a General Partner becomes a Bankrupt Partner, the remaining General Partner or Partners or an assignee designated thereby (the "Remaining Partner(s)") shall have the right to purchase the entire interest in the Partnership of the Bankrupt Partner and any Affiliate of the Bankrupt Partner (collectively, the "Bankrupt Sellers") as follows: The Remaining Partners that are not Affiliates of the Bankrupt Sellers shall become vested with the exclusive right and option, to be exercised in writing to the Bankrupt Sellers (with written notice provided to all other Partners), for a period of one hundred eighty (180) days after the occurrence of a General Partner becoming a Bankrupt Partner, to elect to purchase the entire interest of the Bankrupt Sellers at a purchase price determined in accordance with subsection (d) of this Section 11.2.

                          (b)     A Bankrupt Seller (or its legal
representative) whose entire right, title and interest is to be purchased and succeeded to by the Remaining Partner(s) pursuant to this Section 11.2 shall, within ten (10) days after receipt of notice from the Remaining Partner(s) of its or their intent to purchase the entire interest of the Bankrupt Sellers, execute and deliver such deeds, bills of sale and other instruments as shall reasonably be requested by such Remaining Partner(s) to effect the conveyance and transfer of the entire right, title and interest of such Bankrupt Sellers in the Partnership, and shall, to the extent requested by the Remaining Partner(s), cooperate to effect a smooth and efficient continuation of the Partnership affairs. If either of the Bankrupt Sellers disputes the right of the Remaining Partner(s) to purchase and succeed to the Bankrupt Sellers' entire right, title and interest in the Partnership, such Bankrupt Seller shall nevertheless execute instruments and cooperate with the Remaining Partner(s) pursuant to the immediately preceding sentence, without, however, being deemed to have waived his or its rights to damages if the Remaining Partner(s) shall have purchased and succeeded to the interest of the Bankrupt Seller under this
Section 11.2 without having the right to do so. The Bankrupt Seller shall indemnify and hold the Remaining Partner(s) harmless from and against all loss, liability, cost or expense (including reasonable attorneys' fees) suffered or incurred by the Remaining Partner(s) if the Bankrupt Seller shall fail to properly execute instruments and cooperate with the Remaining Partner(s) pursuant to, or shall otherwise fail to perform, the provisions of this Section 11.2.

                          (c)     Simultaneously upon compliance by the
Bankrupt Sellers with the provisions of the immediately preceding subsection
(b) of this Section 11.2, the Remaining Partner(s) succeeding to the entire right, title and interest of the Bankrupt Sellers in the Partnership shall pay to such Bankrupt Sellers the "Fair Value" thereof (such value to be determined as of the date the Remaining Partner(s) serve notice on the Bankrupt Sellers of its or their intent to purchase the Bankrupt Sellers' interest). The Fair Value of the Partnership and of the interest of the Bankrupt Sellers therein shall be determined in accordance with the proceeding set forth in Section 11.2(d) below.

                          (d)     Whenever in this Agreement the term "Fair
Value" is used, it shall mean the fair market value (i.e., the value at which a willing purchaser and a willing seller would, under normal circumstances, purchase and sell, both cognizant of all relevant factors, and neither being under a compulsion to buy or sell) of the Partnership, Partnership Interest or property in question (the "Subject Property"), as of the date of the valuation, the date of the service of notice exercising any right to purchase or sell under this Agreement, the date of the contribution of property or such other date specified in this Agreement, as appropriate and as the case may be, determined in the following manner:

                                  (i)          In the event a determination of
"Fair Value" is required, such determination shall be made by agreement in writing of the General Partners.

                                  (ii)         If the General Partners fail to
agree in writing upon the "Fair Value" of the Subject Property within thirty
(30) days of the appropriate date as described in Section 11.2(d) above (the "Agreement Period"), then the "Fair Value" of such Subject Property shall be determined as follows, which determination shall be final, binding, and conclusive upon all Persons affected by such determination.

                                  (iii)        The General Partners shall agree
upon a mutually acceptable appraiser within ten (10) days following the end of the Agreement Period, or, in the event the General Partners fail to so agree, two (2) appraisers shall be appointed within fifteen (15) days following the end of the Agreement Period, one by each General Partner. If either General Partner fails to appoint an appraiser within the fifteen (15) day time period specified herein, the sole appraiser appointed within such fifteen (15) day time period shall be the sole appraiser of the "Fair Value" of the Subject Property. Each General Partner shall promptly provide notice of the name of the appraiser so appointed by such General Partners, respectively, to the other. A third appraiser, if the initial two appraisers are appointed, shall be appointed by the mutual agreement of the first two appraisers so appointed, or, if such first two appraisers fail to agree upon a third appraiser within twenty (20) days following the end of the Agreement

Period, either General Partner may demand that appointment of an appraiser be made by the then Director of the Regional Office of the American Arbitration Association located nearest to Orlando, Florida, in which event the appraiser appointed thereby shall be the third appraiser. Each of the three appraisers shall submit to each General Partner within thirty (30) days after all appraisers have been appointed (the "Appraisal Period"), a written appraisal of the "Fair Value" of the Subject Property.

                                  (iv)         In connection with any appraisal
conducted pursuant to this Agreement, the parties hereto agree that any appraiser appointed hereunder shall be given full access during normal business hours to all books, records, and files of the Partnership and all Partners relevant to a valuation of the Subject Property.

                                  (v)          If three appraisers are
appointed, the "Fair Value" of the Subject Property shall be equal to the numerical average of the two closest appraised determinations, or, if one appraisal is within seven percent (7%) of the average of the other two appraisals, the numerical average of all three appraisals shall be determinative.

                                  (vi)         Any appraiser, to be qualified
to conduct an appraisal hereunder, shall be an independent appraiser (i.e., not affiliated with any Partner), M.A.I. certified, and have at least five (5) years experience in appraising property similar to the Subject Property. If any appraiser initially appointed under this Agreement shall, for any reason, be unable to serve, a successor appraiser shall be promptly appointed in accordance with the procedures pursuant to which the predecessor appraiser was appointed.

                                  (vii)        Notwithstanding the foregoing,
if the determination of the "Fair Value" of the Subject Property by appraisal is not completed and all appraisal reports delivered as provided for herein within the Appraisal Period, then all closing, payment, and similar dates subsequent thereto shall be automatically extended one (1) day for each day delivery of the appraisal reports is delayed beyond the end of the Appraisal Period.

                                  (viii)       The costs of the appraiser
appointed by each respective General Partner shall be borne by that General Partner. The costs of the third appraiser, if any, or the sole appraiser, in the event the General Partners mutually agree upon a single appraiser or either General Partner fails to appoint its respective appraiser, shall be borne equally by the General Partners.

                          (e)     Any determination of Fair Value hereunder
shall take into account any encumbrances, debts or indebtedness to which the Subject Property is subject and which is to be assumed by a party in connection with the contribution, transfer, assignment or sale of the Subject Property.

         Section 11.3     Mediation of Disputes; Reciprocal Purchase Rights.

                          (a)     In the event the Partners are unable to reach
agreement with respect to any matter which requires their consent and authorization hereunder, or in the event any Partner wants to remove a General Partner or the Managing Partner, terminate CCP as the manager of the Partnership's business and affairs, or terminate the CCP Management Agreement (except in connection with a dissolution of the Partnership), the Partners shall submit the matter in dispute to an independent mediator for settlement and use reasonable attempts to resolve such dispute prior to taking any other action with respect thereto. The Partners shall mutually agree on a certified mediator to mediate the dispute and shall make their respective representatives available for mediation with full power to enter into a settlement within five
(5) days of any Partner identifying a dispute in writing to the other Partners (or such other period of time as may be reasonably required in order to gather documentation and prepare for such mediation). The representatives must be available for mediation between the hours of 9:00 a.m. and 5:00 p.m. on the date(s) agreed upon by the Partners as the date set for the mediation. The Partners shall bear equally the mediator's fee and the costs associated with the mediation. The Partners shall make reasonable good-faith efforts to resolve any dispute before mediation and at mediation.

                          (b)     In the event the Partners are unable to
resolve the matter in dispute by mediation under subsection 11.3(a) or otherwise, any Partner (other than a Bankrupt Partner or any Partner in default under this Agreement) may declare that an impasse exists (and that the Partner intends to invoke the provisions of this Section 11.3) and if such impasse is not resolved within five (5) days of receipt of written notice regarding the impasse, any Partner may elect to invoke the provisions of this Section 11.3 by giving written notice (the Partner giving such notice being sometimes hereinafter referred to as "A") to the other Partner(s) (the Partner(s) receiving such written notice being sometimes hereinafter referred to as "B") stating that A wishes to apply the provisions of this Section 11.3 to purchase the entire right, title and interest of B and its Affiliates in the Partnership (whether such interest is in the nature of a General Partner interest or a Limited Partner interest) and setting forth a dollar figure selected by A (such figure being hereinafter referred to as the "Specified Value") to be the net value (i.e., the value net of (i) all Partnership liabilities to Partners and (ii) all Capital Account balances of the Partners, all of which amounts are to be repaid before any purchase pursuant to this Section 11.3, as set forth in
Section 11.3(h) below) of the Partnership. A's offer to purchase B's interest (including the interest of any of B's Affiliates) shall be at a price equal to the Specified Value multiplied by the aggregate Percentage Interest of B and B's Affiliates at such time. A's notice shall be accompanied by a letter or other statement signed by a bank or trust company confirming that A has deposited with such bank or trust company the sum of One Hundred Thousand and no/100 Dollars ($100,000.00), and the funds so deposited by A shall be held in an interest-bearing account and applied as hereinafter provided.

                          (c)     Notwithstanding the foregoing or anything
else in this Agreement to the contrary, in the event the impasse pertains solely to a Subsidiary and not the Partnership as a whole, including, but not limited to, matters related to, involving or arising out of (i) the management and operation of the business of the Subsidiary, (ii) a current or future project of the Subsidiary, or (iii) a Project Plan or Project Budget of the Subsidiary, A's purchase rights under this Section 11.3 shall be limited to the purchase of the entire right, title and interest of the selling party and its Affiliates in the Subsidiary (whether such interest is in the nature of a General Partner interest (or the selling party's interest in any entity which holds a General Partner interest in the Subsidiary) or a Limited Partner interest) and not in the Partnership as a whole. In the case of a Subsidiary, for purposes of calculating the value of the interest of the selling party and its Affiliates in the Subsidiary, the percentage interest of the selling party and its Affiliates in the Subsidiary would be added to the product of (A) the percentage interest of the Partnership in the Subsidiary and (B) the aggregate Percentage Interest of the selling party and its Affiliates in the Partnership. For example, if the selling party and its Affiliates hold (Y) limited partner interest in the Subsidiary of 49.5%, and (Z) an aggregate Percentage Interest in the Partnership of 50%, and the Partnership is the holder of a 1% general partner interest in the Subsidiary, the aggregate interest of the selling party and its Affiliates in the Subsidiary would equal 49.5% plus .5% (50% x 1%) or 50%.

                          (d)     Within sixty (60) days after receipt of such
notice from A, B shall give written notice to A electing either to (i) purchase A's entire right, title and interest in the Partnership or Subsidiary, as the case may be (including the right, title and interest of all of A's Affiliates in the Partnership or Subsidiary) at an amount equal to the Specified Value set forth in the notice from A to B, multiplied by the aggregate Percentage Interest of A and A's Affiliates at such time, or (ii) sell its entire interest (including the interest of its Affiliates) to A at the price set forth in A's offer, multiplied by the aggregate Percentage Interest of B and B's Affiliates at such time. If B shall give notice electing to purchase the entire Partnership (or Subsidiary) interest of A and A's Affiliates, then such notice, to be effective, shall be accompanied by a letter or other statement signed by a bank or trust company confirming that B has deposited with such bank or trust company the sum of One Hundred Thousand and no/100 Dollars ($100,000.00), which funds may be held in an interest-bearing account and applied as hereinafter provided: thereupon, the deposit (together with interest thereon) made by A pursuant to subsection (b) above, shall be returned to A by the bank or trust company with which A shall have deposited said monies. If B shall not effectively give either of the above notices within sixty (60) days of receipt of notice from A, then B shall be deemed to have elected to sell its entire right, title and interest in the Partnership or Subsidiary, as the case may be (and the entire right, title and interest of B's Affiliates in the Partnership or Subsidiary) to A as herein provided.

                          (e)     The closing of the purchase of the interest
of a Partner and its Affiliates described in this Section 11.3 shall take place on or before the expiration of a one hundred eighty (180) day period immediately following the expiration of the sixty (60) day period set forth above for giving notice of an election by B (the "Purchase Closing Date"), on which date the selling Partner(s) shall convey, transfer and assign to the purchasing Partner or its designee (by assignment and such other instruments of transfer as shall be reasonably requested by the purchasing Partner) the selling Partner's or Partners' entire right, title and interest in and to the Partnership or Subsidiary, as the case may be, free and clear of any liens, encumbrances or claims of any nature whatsoever, and shall, to the extent requested by the purchasing Partner, cooperate to effect a smooth and efficient continuation of the affairs of the Partnership or Subsidiary.

                          (f)     On the Purchase Closing Date, the purchasing
Partner shall pay to the selling Partner(s), by certified or bank cashier's check, a cash sum equal to one hundred percent (100%) of the total purchase price for the selling parties' interest in the Partnership or Subsidiary, as the case may be (net of any debts, loans or other obligations by the selling parties' to the Partnership (or Subsidiary) or to any other Partner (or partner of the Subsidiary), which shall be paid from amounts otherwise payable to the selling parties). On the Purchase Closing Date, the purchasing parties' or their designee(s) shall execute such instruments as shall be reasonably requested by the selling parties to confirm the assumption by the purchasing parties of all of the obligations (whether of the Partnership or the Subsidiary) for which the selling parties shall have been liable, it being understood and agreed that the selling parties may not be released from liabilities and obligations to third parties and the purchasing parties shall have no obligation to obtain any such releases to complete the purchase contemplated by this Section 11.3. The closing shall occur at such place as shall be designated by the purchasing parties by notice to the selling parties at least ten (10) days prior to the Purchasing Closing Date. Upon the Purchase Closing Date, the selling parties shall have no further right, title or interest in or to the deposit made by the purchasing parties, and said deposit may be returned to the purchasing parties by the bank or trust company with which the purchasing parties shall have deposited said monies, or may be used in payment of the purchase price to the selling parties; provided, however, that until the Purchase Closing Date said deposit shall stand as security for the performance of the obligations hereunder by the purchasing parties.

                          (g)     If the purchasing parties shall fail to
complete the purchase within the time and in the manner required by this
Section 11.3 (a) through (f), the One Hundred Thousand and no/100 Dollar ($100,000.00) deposit made by such parties with the bank or trust company, together with all accrued interest or other earnings thereon, shall be forfeited by the purchasing parties and shall be paid over by such institution to the selling parties, and the selling parties may then elect (i) to become the purchasing parties and purchase the other parties entire right, title and interest in the Partnership or the Subsidiary, as the case may be (including the entire right, title and interest of the other parties Affiliates in the Partnership or the Subsidiary) on the same terms as were offered by the parties who failed to complete the purchase, said election to be made within forty-five
(45) days after the initial purchasing parties failure to timely and/or properly close, with the closing then to take place within sixty (60) days thereafter, or (ii) to cancel the notice invoking the provisions of this
Section 11.3 regardless of which party originally gave the notice, in which event (absent written agreement of all parties to the contrary) the parties failing to complete the purchase shall have no further right for a period of three (3) years thereafter to invoke the provisions of this Section 11.3.

                          (h)     If the provisions of this Section 11.3 are
invoked and a party's interest in the Partnership or Subsidiary is sold, all loans made to or by the selling parties to the

Partnership (or the Subsidiary, as the case may be), or to any other Partner (or partner in the Subsidiary), and all Capital Account balances of the Partners (or capital account balance of the partner in the Subsidiary), together with any interest earned thereon, must be repaid within ninety (90) days following the Purchase Closing Date under Section 11.3(d), (e), (f), (g) and (h) hereof.


                               ARTICLE TWELVE

                       DISSOLUTION OF THE PARTNERSHIP

         Section 12.1 Dissolution; Winding Up. Except pursuant to rights provided in Sections 12.1 and 12.3 hereof, each of the Partners agrees not to voluntarily withdraw from the Partnership or to default with respect to any obligation or undertaking contained in this Agreement or the Act. Upon (i) the expiration of the Term, (ii) a sale, transfer, conveyance, or other disposition of all of the then-remaining non-cash assets of the Partnership, (iii) any Partner becoming a Bankrupt Partner or dissolving (provided that for purposes of this Section 12.1, the term "dissolving" shall not include the merger, consolidation, or recapitalization of any corporate general partner) or terminating, or (iv) the occurrence of any other event causing the dissolution of the Partnership under the Act, the affairs of the Partnership shall be wound up insofar as practicable, and the Partnership shall be liquidated and its affairs applied and distributed, in accordance with this Article Twelve.

         Section 12.2 Liquidation of Assets; Payment of Debts. Upon the termination of the Partnership, subject to the provisions of Section 12.1(a) hereof, its assets shall be liquidated insofar as it is determined practicable by the Managing Partner, and the net proceeds shall first be applied to the payment of the debts and liabilities of the Partnership and the expenses of liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Partners to minimize the normal losses attendant upon such liquidation.

         Section 12.3 Debts to Partners. The remaining proceeds and assets shall next be applied toward the repayment of any loans made by any Partners to the Partnership on a pari passu basis.

         Section 12.4 Distributions to Partners. The remaining proceeds and assets of the Partnership shall then be applied and distributed among the Partners proportionally in accordance with the positive balances in their Capital Accounts, until all such Capital Accounts are reduced to zero. The Managing Partner may, in its sole and absolute discretion, distribute cash or assets or properties in kind, or any combination of cash and assets or properties in kind, to each Partner (or its legal representative or successor in interest) in connection with the winding-up and liquidation of the Partnership, and no Partner (or its successor in interest) shall claim any interest whatsoever in any such distribution to another Partner so long as the cash and assets or properties so distributed are equivalent in value to the value of such Partner's Capital Account at such time. The value of any assets or properties distributed in kind to a Partner in liquidation shall be such value as is attributed to such asset in the final accounting prepared pursuant to Section 12.6 below.

         Section 12.5 Reserves. Upon the liquidation of the Partnership, if any Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all fiscal years through and including the fiscal year of liquidation) such Partner shall not be required to contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero. Any liquidating distribution pursuant to this Article Twelve shall be made no later than the earlier of (a) the end of the taxable year during which such liquidation occurs and (b) ninety (90) days after the date of such liquidation. Notwithstanding the preceding sentence, with the approval of all Partners, a pro rata portion of the distributions which would otherwise be made to the Partners pursuant to the first sentence of Section 12.4 hereof may be:

                                  (i)          distributed to a trust
established for the benefit of the Partners for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any known or existing or contingent or unforeseen liabilities or obligations of the Partnership or the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Managing Partner or of all the Partners or of the trustees, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to Section 12.4 hereof; or

                                  (ii)         withheld to provide a reasonable
reserve (taking into account the receivables of the Partnership, the unrealized portion of any installment obligations owed to the Partnership and the likelihood of collection of same) for Partnership liabilities (contingent or otherwise); provided, however, that such withheld amounts shall be distributed to the Partners as soon as practicable pursuant to Section 12.4 hereof.

         Section 12.6 Final Accounting. Each of the Partners (or its successor in interest) shall be furnished with a statement prepared by the Managing Partner and reviewed by an independent public accountant that shall set forth the assets and liabilities of the Partnership as at the date of termination. Upon compliance with the foregoing distribution plan, the Partnership shall cease to be such, and the General Partners shall, if necessary, execute and cause to be filed, distributed or published any and all notices and documents as may be necessary or appropriate with respect to the termination of the Partnership.


                              ARTICLE THIRTEEN

                               INDEMNIFICATION

         Section 13.1 General. In any pending or completed action, suit, or proceeding to which a General Partner or an Affiliate (which for purposes of this Article shall include in each case the officers, directors, shareholders, partners, principals, agents and representatives of the foregoing) is or was a party by reason of the fact that such General Partner or Affiliate (a) is or was a General Partner, or (b) is an Affiliate of a General Partner, the Partnership shall hold harmless and indemnify such General Partner or Affiliate harmless from and against any an against any and all losses, harm, liabilities, damages, costs, and expenses (including, but not limited to, attorneys' fees, judgments, and amounts paid in settlement) incurred by such General Partner or Affiliate in connection with such action, suit, or proceeding if such General Partner or Affiliate determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, and provided that such General Partner's or Affiliate's conduct does not constitute gross negligence, willful misconduct, or breach of fiduciary duty to the Limited Partners or the Partnership.

         Section 13.2 Liability Insurance. The Partnership shall not incur the cost of that portion of any liability insurance which insures a General Partner or Affiliate against liabilities as to which such General Partner or Affiliate may not be indemnified under this Article Thirteen.

         Section 13.3 Advancement of Legal Costs and Expenses. The Partnership shall advance Partnership funds to the General Partner or its Affiliates for legal expenses and other costs incurred as a result of any legal action if the following conditions are satisfied: (a) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (b) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such advancement; and (c) the General Partner or its Affiliates undertake to repay the advanced funds, together with interest at the rate of prime plus one percent (1%), to the Partnership in cases in which the General Partners or such Affiliates are not entitled to indemnification under this Article Thirteen.

         Section 13.4     Liability of Exculpated Parties and Partners.

                          (a)     In carrying out their respective powers and
duties hereunder, each Exculpated Party (as defined in Section 7.4 hereinbelow) shall exercise its best efforts and shall not be liable to the Partnership or to any Partner for any actions taken or omitted to be taken in good faith and reasonably believed to be in the best interest of the Partnership or for errors of judgment made in good faith.

                          (b)     A Partner who ceases to be a Partner shall
not be liable for or on account of obligations or liabilities of the Partnership incurred subsequent to its ceasing to be a Partner.

                              ARTICLE FOURTEEN

                                MISCELLANEOUS

         Section 14.1 Reliance Upon General Partners. No Person dealing with the General Partners shall be required to determine such General Partners' authority to make any commitment or undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of its authority.

         Section 14.2 Notices. Notices to Partners or to the Partnership shall be deemed to have been given when personally delivered or delivered by facsimile transmission, or when mailed by prepaid registered or certified mail to the respective mailing addresses of each Partner and of the Partnership's principal office, all as herein provided:

         To the Partnership:                   c/o CNL Corporate Venture, Inc.,
                                               Managing Partner
                                               400 East South Street, Suite 500
                                               Orlando, Florida  32801
                                               Facsimile:  (407) 648-8920
                                               Attention:  Lynn E. Rose, Chief Financial Officer

         To St. Joe Management:                St. Joe Central Florida Management, Inc.
                                               1650 Prudential Drive
                                               Suite 400
                                               Jacksonville, Florida  32207
                                               Facsimile:  (904) 396-4042
                                               Attention:   Robert M. Rhodes
                                                            Senior Vice President and General Counsel

         To St. Joe Development:               St. Joe Central Florida Development, Inc.
                                               1650 Prudential Drive, Suite 400
                                               Jacksonville, Florida  32207
                                               Facsimile:  (904) 396-4042
                                               Attention:   Robert M. Rhodes
                                                            Senior Vice President and General Counsel

         To CNL Corporate
         Venture, Inc.:                        400 East South Street, Suite 500
                                               Orlando, Florida  32801
                                               Facsimile:  (407) 648-8920
                                               Attention:  Lynn E. Rose, Chief Financial Officer

         To CNL Corporate
         Venture I, Inc.:                      400 East South Street, Suite 500
                                               Orlando, Florida  32801
                                               Facsimile:  (407) 648-8920
                                               Attention:  Lynn E. Rose, Chief Financial Officer


         Any Partner may change the address at which it shall receive notices by notifying the Partnership and all other Partners of such change in writing in accordance with this provision.

         Section 14.3 Section Headings. All headings contained in this Agreement are for convenience of reference only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

         Section 14.4 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the remainder of this Agreement or any valid clause of any invalid provision. Any such invalid or unenforceable provision shall be replaced with a valid and enforceable provision which comes closest to the intent of the parties with respect to such invalid or unenforceable provision.

         Section 14.5 Governing Law. The laws of the State of Florida shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         Section 14.6 Jurisdiction. Each party hereto agrees to submit to the personal jurisdiction and venue of the state and federal courts in the state of Florida in the judicial circuit of Orange County, and does hereby waive all questions of personal jurisdiction and venue, including, without limitation, the claim or defense that such courts constitute an inconvenient forum.

         Section 14.7 Counterpart Execution. This Agreement may be executed in any number of identical counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.

         Section 14.8 Parties in Interest. Each and every covenant, term, provision and agreement herein contained shall be binding upon, and inure to the benefit of, the heirs, successors, assigns, and legal representatives of the respective parties hereto.

         Section 14.9 Gender and Number. As the context requires, all words used herein in the singular number shall extend to and include the plural; all words used in the plural number shall extend to and include the singular; and all words used in any gender shall extend to and include all genders or be neutral.

         Section 14.10 Partition. No Partner will, either directly or indirectly, make any application for dissolution, take any action to require partition or appraisement of the Partnership or of any of its assets or properties or cause the sale of any Partnership property, and notwithstanding any provisions of applicable law to the contrary, each Partner (and its successors and assigns) hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to his interest in the Partnership, or with respect to any of the properties and assets of the Partnership.

         Section 14.11 Amendment, Waiver or Termination. Except as otherwise expressly provided in this Agreement, no amendment, waiver or termination of this Agreement, or any part hereof, shall be effective unless made in writing and signed by the party or parties sought to be bound thereby, and no failure to pursue or elect any remedies shall constitute a waiver of any default under or breach of any provisions of this Agreement, nor shall any waiver of any default under or breach of any provision of this Agreement be deemed to be a waiver of any other subsequent similar or different default under or breach of such or any other provision or of any election of remedies available in connection therewith.

         Section 14.12 Strict Construction. This Agreement is the result of the mutual efforts of the parties hereto. As such, in any dispute regarding the interpretation of a provision hereto, no party shall advance a position that a provision in dispute should be more strictly construed against another party on the basis that such other party was the party responsible for the preparation of any provision in controversy.

         Section 14.13 Costs of Enforcement. In the event any party hereto initiates action to enforce its rights hereunder or to interpret the terms hereof, the substantially prevailing party shall recover from the substantially non- prevailing party its reasonable expenses, court costs, including taxed and untaxed costs, and reasonable attorneys' fees (including fees of paralegals and legal assistants), whether suit be brought or not (collectively referred to as "Expenses"). As used herein, Expenses include Expenses incurred in any appellate or bankruptcy proceeding. All such Expenses shall bear interest at the highest rate allowable under the laws of the State of Florida from the date the substantially prevailing party pays such Expenses until the date the substantially non-prevailing party repays such Expenses. Expenses incurred in enforcing this Section shall be covered by this Section. For this purpose, the court is requested by the parties to award actual costs and attorneys' fees incurred by the substantially prevailing party, it being the intention of the parties that the substantially prevailing party be completely reimbursed for all such costs and fees. The parties request that inquiry by the court as to the fees and costs shall be limited to a review of whether the fees charged and hourly rates for such fees are consistent with the fees and hourly rates routinely charged by the attorneys for the substantially prevailing party.

         Section 14.14 Exhibits. Each exhibit, schedule or certificate attached to this Agreement is incorporated into and made a part of this Agreement for all purposes.

        Section 14.15 Entire Agreement; Sucessors and Assigns. This Agreement contains the entire agreement by and among the parties and supersedes any prior understandings and agreements among them respecting the subject hereof and shall be binding upon the parties hereto, their successors, heirs, permitted assigns, legal representatives, executors and administrators but shall not be deemed for the benefit of creditors or any other Persons.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

WITNESS:                                The "General Partners"

                                        ST. JOE CENTRAL FLORIDA
                                        MANAGEMENT, INC., a Florida
                                        corporation




/s/ Valerie Lynn House                  By: /s/ Robert M. Rhodes
--------------------------------            -------------------------------
Name:  Valerie Lynn House               Name:  Robert M. Rhodes
       -------------------------               ----------------------------
                                        Title: Senior Vice President
                                               ----------------------------


/s/ Alison D. Kennedy
--------------------------------
Name:  Alison D. Kennedy
       -------------------------


                                        CNL CORPORATE VENTURE, INC., a
                                        Florida corporation




/s/ Robert A. Bourne                    By: /s/ James M. Seneff, Jr.
--------------------------------            -------------------------------
Name: Robert A. Bourne                  Name:  James M. Seneff, Jr.
      --------------------------               ----------------------------
                                        Title: Chief Executive Officer
                                               ----------------------------


/s/ Jeffrey Decker
--------------------------------
Name: Jeffrey Decker
      --------------------------

                                        The "Limited Partners"

                                        ST. JOE CENTRAL FLORIDA
                                        DEVELOPMENT, INC., a Florida
                                        corporation




/s/ Valerie Lynn House                  By: /s/ Robert M. Rhodes
------------------------------              -------------------------------
Name:  Valerie Lynn House               Name:  Robert M. Rhodes
       -----------------------                 ----------------------------
                                        Title: Senior Vice President
                                               ----------------------------


/s/ Alison D. Kennedy
------------------------------
Name:  Alison D. Kennedy
       -----------------------




                                        CNL CORPORATE VENTURE I, INC., a
                                        Florida corporation




/s/ Robert A. Bourne                    By: /s/ James M. Seneff, Jr.
------------------------------              -------------------------------
Name:  Robert A. Bourne                 Name:  James M. Seneff, Jr.
       -----------------------                 ----------------------------
                                        Title: Chief Executive Officer
                                               ----------------------------

/s/ Jeffrey Decker
------------------------------
Name:  Jeffrey Decker
       -----------------------

                                  EXHIBIT A


                          DEVELOPMENT OPPORTUNITIES



         PROJECTS TO BE PRESENTED BY CNL VENTURE

                (a) Development and ownership of the Downtown Orlando Property currently under contract to First Union and a proposed 352,000 square foot office tower on parcels adjacent to the City of Orlando City Hall to be known as CNL Plaza;

                 (b) Development and ownership of the Tampa Triangle project in Tampa, Florida; and also

                 (c) The proposed development and partial ownership of a multi-use project on the former naval training center property and the proposed development of a hotel on property held by Walt Disney World Company or its Affiliates in the Reedy Creek Improvement District.

                                  EXHIBIT B


                              DEBENTURE AGREEMENT


         THIS DEBENTURE AGREEMENT (this "Agreement") is made as of December 3, 1997, among ST. JOE/CNL REALTY GROUP, LTD., a Florida limited partnership (the "Partnership"), ST. JOE CENTRAL FLORIDA MANAGEMENT, INC., a Florida corporation ("St. Joe"), and CNL CORPORATE VENTURE, INC., a Florida corporation ("CNL"). (St. Joe and CNL are sometimes hereinafter referred to collectively as "Holders" and individually as "Holder").


                                    RECITALS


         A. Pursuant to the terms and conditions of that certain Agreement of Limited Partnership (the "Partnership Agreement") among the Partnership, the Holders as general partners, and ST. JOE CENTRAL FLORIDA DEVELOPMENT, INC., a Florida corporation, and CNL CORPORATE VENTURE I, INC., a Florida corporation, as limited partners, the Partnership was formed for the purposes described in the Agreement.

         B. As set forth in the Agreement, the Holders agreed to provide from time to time as necessary certain funds to the Partnership in order to finance its activities and the activities of its subsidiaries, which financing would be evidenced by certain unsecured, subordinated debentures issued by the Partnership in favor of the Holders (the "Debentures").

         C. The parties have entered into this Agreement in order to set forth the terms and conditions of the Debentures to be issued in connection with the financing to be provided by the Holders.

         NOW THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Commitment; Issuance of Debentures. In accordance with the terms and conditions of the Partnership Agreement and this Agreement, St. Joe and CNL have agreed to make lendings (individually, a "Lending" and collectively, "Lendings") to the Partnership from time to time from a date which is ten (10) days after the date hereof until the Maturity Date (as defined hereinbelow) up to the maximum aggregate principal amount outstanding at any time of $30,000,000 (the "Maximum Commitment"); provided that in no event shall the amount in principal outstanding at any time from Lendings to the Partnership exceed $25,000,000 by St. Joe (the "St. Joe Funding Obligation") and $5,000,000 by CNL (the "CNL Funding Obligation") (the St. Joe Funding Obligation and the CNL Funding Obligation are sometimes referred to hereinbelow individually as a "Funding Obligation" and collectively as the "Funding Obligations"). Each Lending to be made hereunder shall be made by St. Joe and CNL in proportion to their respective Funding Obligations. In the event a Holder (the "Defaulting Holder") fails to satisfy its Funding Obligation with respect to a Lending (a "Funding Default"), the other Holder may, at its sole option, elect to pay the Defaulting Holder's unpaid Funding Obligation (the "Deficiency Advance") within 20 business days following the date the Funding Obligation was to have been satisfied. Such paying non-defaulting Holder shall automatically acquire a lien upon the Defaulting Holder's Debenture and Defaulted Interest (as such term is defined in the Partnership Agreement) for the amount so paid, plus interest thereon at a rate per annum of (a) the greater of the prime rate of interest in effect on the date of the Deficiency Advance (as published in the Wall Street Journal) plus 3%, or 15%, or (b) the maximum rate permitted by applicable law, whichever is less. The Deficiency Advance, and all accrued but unpaid interest thereon, shall be due and payable by the Defaulting Holder upon demand by the non-defaulting Holder. Notwithstanding anything in this Agreement, the Debentures or the Partnership Agreement to the contrary, each Holder's obligation to make a Lending hereunder is subject to the satisfaction by the other Holder of its Funding Obligation with respect to such Lending. Simultaneously with the execution of this Agreement, the Partnership has executed and issued to the Holders Debentures in the form attached hereto as Exhibit A in order to evidence their respective Funding Obligations.

         Nothing in this Section 1 is intended to relieve any Holder from any obligation to provide funds under the Debentures with respect to its Funding Obligation, and nothing in this Section 1 is intended to limit or restrict any remedy or recourse the Partnership or the other Holder may have against a Defaulting Holder, in law, equity or pursuant to other provisions of this Agreement. The remedies set forth in this Section 1 are in addition to any other remedies allowed or available under other provisions of this Agreement or the Partnership Agreement, by law or in equity. Notwithstanding anything in this Agreement or in the Partnership Agreement to the contrary, in the event of a Funding Default, whether or not a Deficiency Advance is made, the non-defaulting Holder shall have the power and authority, without the consent or approval of the Defaulting Holder or any of its Affiliates, including Affiliates which are partners of the Partnership, to cause the Partnership to take such actions as the non-defaulting Holder may deem necessary or desirable to protect and enforce all of the rights and remedies which the Partnership may have under this Agreement and the Debenture of the Defaulting Holder.

         2. Terms of Debentures. The Debentures are designated as "10% Subordinated Debentures Due 2004", and shall mature on December 3, 2004 (the "Maturity Date"). The Partnership shall pay interest on the principal amount outstanding under the Debentures from time to time at the rate of 8% per annum. Additionally, interest on the principal amount outstanding under the Debentures from time to time shall accrue at the rate of 2% per annum (the "Accrued Interest Allocation") until the earlier of the Maturity Date or such date prior to the Maturity Date on which the principal amounts of Debentures are due and payable in full or otherwise paid in full (at which time all accrued, but unpaid interest, including the Accrued Interest Allocation, shall be due and payable in full). The Accrued Interest Allocation shall be compounded monthly. Interest (except for the Accrued Interest Allocation) shall be payable quarterly on January 1, April 1, July 1 and October 1, commencing on the first of such dates following a Lending under the Debentures, until the principal thereof, and all accrued but unpaid interest is paid in full. Interest on the Debentures shall be computed on the basis of a year of 12 30-day months. Principal on the Debentures shall be paid in full on the Maturity Date (or such earlier date as may be provided herein).

         Notwithstanding anything in this Agreement to the contrary, payments of principal and interest, as scheduled hereinabove, will be paid to the Holders in proportion to their respective Funding Obligations. All payments due under the Debentures shall be payable by check mailed to the addresses of the Holders as such addresses shall appear on records of the Partnership or, at the request of a Holder, by wire transfer in accordance with the instructions provided by such Holder.

         3. Revolving Obligation. The Debentures shall evidence a revolving obligation; accordingly, during the term of the Debentures, the Partnership may borrow up to the Maximum Commitment, repay all or any portion of such principal amount, and reborrow up to such Maximum Commitment subject to the terms and conditions set forth herein. The Partnership shall give the Holders written notice of any requested Lending hereunder. Such notice shall specify the proposed date of the Lending and the amount thereof. Requests by the Partnership for any Lending under the Debentures and this Agreement on any date shall be in the minimum aggregate principal amount of $1,000,000 (or a lesser amount necessary to fully fund a Debenture at the time of such Lending). Each Holder shall make its respective portion of the Lending on the date proposed by the Partnership therefor (which date shall not be earlier than 15 days after the receipt of said request for an Lending) by delivering immediately available funds to the general deposit account of the Partnership, or in such other manner as the Partnership may request in its notice.

         4. Unsecured Obligations. The Debentures shall be unsecured, general obligations of the Partnership. The Debentures shall be subordinate to any and all other existing or future indebtedness or obligations owed by the Partnership or any of its subsidiaries to any other person, whether secured or unsecured (the "Senior Indebtedness"), except for indebtedness owed by the Partnership to any of its partners which indebtedness shall be of equal priority with the indebtedness evidenced by the Debentures. The Debentures shall be non-recourse to the partners of the Partnership. The Holders agree to execute any documents necessary to evidence the subordination of the Debentures to any Senior Indebtedness.

         5. Subordination of Debentures. The Partnership and the Holders covenant and agree that all Debentures shall be issued subject to the provisions of this Section; and each person holding any Debenture, whether upon original issue or upon any permitted transfer or assignment thereof, accepts and agrees to be bound by such provisions:

                 a. Maturity of Senior Indebtedness. Upon the maturity of any Senior Indebtedness, by lapse of time, acceleration, or otherwise, no amount shall be paid by the Partnership, nor shall the Holder of any Debenture take or receive from the Partnership for the account of such Holder, any payment in respect of the principal of or interest, if any, on such Debenture, unless and until such matured Senior Indebtedness, and all interest thereon, shall have been paid in full.

                 b. Payment Over of Proceeds. Upon any payment by the Partnership, or distribution of assets of the Partnership of any kind or character, whether in cash, property, or securities, to creditors upon any dissolution, winding-up, liquidation, or reorganization of the Partnership, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, or other proceedings, all amounts then outstanding, whether or not then due, upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of the principal of or interest on the Debentures, and upon any such dissolution, winding up, liquidation, or reorganization, any payment by the Partnership, or distribution of assets of the Partnership of any kind or character, whether in cash, property, or securities, to which the Holders would be entitled, except for the provisions of this Section, shall be paid by the Partnership or by any receiver, trustee in bankruptcy, liquidating trustee, agent, or other person making such payment or distribution, or by the Holders under this Agreement if received by them directly, to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear to the extent necessary to pay all outstanding Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders.

                 In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Partnership of any kind or character, whether in cash, property, or securities, prohibited by the foregoing, shall be received by the Holders before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                 For purposes of this Section, the words "cash, property, or securities" shall not be deemed to include partnership interests of the Partnership as reorganized or readjusted, or securities of the Partnership or any entity provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section with respect to the Debentures to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new entity, if any, resulting from such reorganization or readjustment; and (ii) the rights of the holders of the Senior Indebtedness (other than leases) and of leases which are assumed are not, without the consent of such holders, altered by such reorganization or readjustment.

                 c. Debentures Declared Due. In the event that any of the Debentures are declared due and payable before their stated maturity because of the occurrence of an Event of Default (as defined in Section 7 hereof), the Holders shall be entitled to payment only after there shall first have been paid in full (or such payment shall have been provided for) all Senior Indebtedness outstanding at the time such Debentures are declared due and payable and all interest thereon.

                 d. Subrogation of Debentures. Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property, or securities of the Partnership applicable to the Senior Indebtedness until the principal of and interest on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property, or securities to which the Holders would be entitled except for the provisions of this Section, and no payment over pursuant to the provisions of this Section, to or for the benefit of the holders of Senior Indebtedness by Holders shall, as between the Partnership, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Partnership to or on account of the Senior Indebtedness. It is understood that the provisions of this Section are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                 Nothing contained in this Section or elsewhere in this Agreement or in the Debentures is intended to or shall impair, as between the Partnership, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Partnership, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Partnership other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section of the holders of Senior Indebtedness in respect of cash, property, or securities of the Partnership received upon the exercise of any such remedy.

                 Upon any payment or distribution of assets of the Partnership referred to in this Section, the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation, or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent, or other person making such payment or distribution, delivered to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Partnership, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Section.

                 e. Payments on Debentures. Except as otherwise set forth in this Section 5, the mere existence of the Senior Indebtedness shall not interfere with or postpone the Partnership's obligation to make the payment of any amount of principal or interest due on any of the Debentures.

         6. Prepayment of Debentures. The Debentures may be prepaid at the discretion of the Partnership, in whole or in part, in the principal amount of $1,000,000 or multiples thereof, without premium or penalty, by paying the principal amount thereof (or so much thereof as is being prepaid at such time), together with all interest accrued but unpaid for the current period and all prior periods to the date of prepayment (except for the Accrued Interest Allocation which shall be due any payable only in the event of a total prepayment of the Debentures). In the event of a prepayment under the Debentures, such prepayments shall be allocated and distributed to the Holders in proportion to their respective Funding Obligations.

         Notice of prepayment shall be given by first-class mail, postage prepaid, mailed not less than five nor more than 60 days prior to the specified prepayment date, to each Holder of Debentures to be prepaid, at its address appearing in the Debenture Register. All notices of prepayment shall state (a) the prepayment date, (b) the total principal amount to be prepaid, and (c) if less than all outstanding Debentures are to be prepaid, the identification (and, in the case of a Debenture to be prepaid in part, the principal amount of such Debenture) of the particular Debenture to be prepaid.

         7. Events of Default. The following shall be deemed Events of Default by the Partnership with respect to the Debentures and a breach of this
Agreement:

                 a. Failure to pay any installment of interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such failure for a period of 30 days after written notice of such failure from the Holder of such Debentures; or

                 b. Failure to pay the principal of any of the Debentures as and when the same shall become due and payable, by declaration or otherwise, and the continuance of such failure for a period of 30 days after written notice of such failure from the Holder of such Debentures; or

                 c. Failure on the part of the Partnership duly to observe or perform any other of the covenants or agreements on the part of the Partnership in the Debentures or in this Agreement with respect to the Debentures which has continued for a period of 60 days after the date on which written notice of such failure, requiring the Partnership to remedy the same, shall have been given to the Partnership by the Holder of such Debentures; or

                 d. Failure to (i) pay principal of or interest on any other obligation for indebtedness owed by the Partnership, including, but not limited to, any Senior Indebtedness, obligations with respect to guarantees of the Partnership for indebtedness of another, or obligations secured by a mortgage or security interest granted by the Partnership, or (ii) perform a term or condition of an agreement, document or instrument evidencing, securing or otherwise executed in connection with such indebtedness or obligation, if the effect of nonpayment or nonperformance is to cause, or permit the holder(s) of the indebtedness or obligation to cause the indebtedness or obligation to become due and payable prior to its stated maturity; or

                 e. Commencement by the Partnership of a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar laws now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or consent by the Partnership to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making of a general assignment for the benefit of creditors, or a failure generally to pay its debts as they become due; or

                 f. Commencement against the Partnership of an involuntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar laws now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days; or

                 g. The Partnership sells, leases, assigns, transfers or otherwise disposes of all or a substantial (being defined as 25% or more) part of its assets or properties, tangible or intangible, to any person without the prior written consent of both of the Holders; or

                 h. The Partnership consolidates with or merges into any other entity, or permits any other entity to merge into it (unless, the Partnership is the surviving entity), or dissolves or takes or omits to take any action which would result in its dissolution, all without the prior written consent of both of the Holders.

                 Upon the occurrence of any Event of Default, all of the principal and accrued interest then outstanding on all of the Debentures shall automatically without any action by any Holder thereof, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable in full.

         8. Payment of Principal and Interest. The Partnership covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and interest accrued on the Debentures at the places, at the respective times, and in the manner provided herein and in the Debentures.

         9. Execution, Delivery, and Dating. The Debentures shall be executed on behalf of the Partnership by both of its general partners. The signatures of any of such general partners upon such certificates may be facsimiles, engraved, stamped, or printed. Each Debenture shall be dated the date of its issuance.

         10. Exchange of Debenture Certificates. At the option of a Holder, Debenture certificates may be exchanged for other certificates of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at the principal office of the Partnership. All Debentures issued upon any exchange of Debentures shall be the valid obligations of the Partnership, evidencing the same debt, and entitled to the same benefits under this Agreement as the Debentures surrendered upon such exchange.

         Every Debenture certificate presented or surrendered for exchange shall (if so required by the Partnership) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Partnership duly executed by the Holder thereof.

         11. Mutilated, Destroyed, Lost or Stolen Certificates. If any mutilated Debenture certificate is surrendered to the Partnership, or the Partnership receives evidence to its satisfaction of the destruction, loss, or theft of any Debenture certificate and there is delivered to the Partnership such security or indemnity as may be required by the Partnership to save it harmless, then the Partnership shall execute and deliver, in exchange for any such mutilated certificate or in lieu of any such destroyed, lost, or stolen certificate, a new certificate of like tenor and principal amount.

         In case any such mutilated, destroyed, lost, or stolen Debenture has become or is about to become due and payable, the Partnership, in its discretion, may, instead of issuing a new Debenture, pay such Debenture.

         Upon the issuance of any new certificate under this Section, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

         Every new certificate issued pursuant to this Section in lieu of any destroyed, lost, or stolen Debenture shall constitute a substituted contractual obligation of the Partnership, whether or not the destroyed, lost, or stolen certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other certificates duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen certificates.

         12. Satisfaction and Discharge of Agreement. This Agreement shall cease to be of further effect when the Debentures have (a) matured (or have become due and payable in full prior to their stated maturity as a result of an Event of Default or otherwise), or (b) been retired or cancelled, and the Partnership has paid or caused to be paid all sums outstanding, due and payable thereunder and hereunder.

         13. Restrictions on Transfer. Without the express written consent of the all of the general partners of the Partnership, no Holder shall, directly or indirectly, offer, assign, transfer, grant or sell a participation in, pledge or otherwise dispose of any of its interest in this Agreement or any Debenture (each, a "transfer") to any person or entity whatsoever. Each certificate evidencing the ownership of Debentures shall be imprinted with a legend stating that they have not been registered under the Securities Act of 1933, as amended, and may set forth the restrictions on transfer contained in or contemplated by this Agreement. All restrictions on transfer shall apply to any permitted transferee.

         14. Amendments. This Agreement may be amended or superseded in whole or in part by a subsequent agreement, in writing, executed by the Partnership and the Holders at the time of such amendment.

         15. Provisions Binding on Partnership's Successors. All the covenants, stipulations, promises and agreements in this Agreement by the Partnership shall bind its successors and assigns whether so expressed or not.

         16. Official Acts by Successor Entity. Any act or proceeding by any provision of this Agreement authorized or required to be done or performed by any board, committee or partner of the Partnership shall and may be done and performed with like force and effect by the like board, committee, partner or officer of any entity that shall at the time be the lawful sole successor of the Partnership.

         17.     Addresses for Notices.   Any notice or demand which by any
provision of this Agreement is required or permitted to be given or served may be given or served by being personally delivered or delivered by facsimile transmission, or by being mailed by prepaid registered or certified mail to the respective mailing addresses of each Holder and of the Partnership's principal office, all as herein provided:

         To the Partnership:               St. Joe/CNL Realty Group, Ltd.
                                           c/o CNL Corporate Venture, Inc.,
                                           Managing Partner
                                           400 East South Street, Suite 500
                                           Orlando, Florida  32801
                                           Facsimile:  (407) 648-8920
                                           Attention:       Lynn E. Rose, Chief Financial
                                                            Officer

         To St. Joe:                       St. Joe Central Florida Development, Inc.
                                           1650 Prudential Drive, Suite 400
                                           Jacksonville, Florida  32207
                                           Facsimile:  (904) 396-4042
                                           Attention:       Robert M. Rhodes
                                                            Senior Vice President and
                                                            General Counsel

         To CNL:                           CNL Corporate Venture, Inc.
                                           400 East South Street, Suite 500
                                           Orlando, Florida  32801
                                           Facsimile:  (407) 648-8920
                                           Attention:       Lynn E. Rose, Chief Financial
                                                            Officer


         Any party may change the address at which it shall receive notices by notifying all other parties of such change in writing in accordance with this provision.

         18. Governing Law. This Agreement and each Debenture shall be deemed to be a contract made under the laws of the State of Florida, and for all purposes shall be construed in accordance with the laws of the State of Florida, exclusive of conflict of law principles.

         19. Legal Holidays. In any case where the date of maturity of interest on or principal of the Debentures will be in the City of Orlando, Florida, a legal holiday or a day on which banking institutions are authorized by law or executive order to close ("Legal Holidays"), then payment of such interest on or principal of the Debentures need not be made on such date but may be made on the next succeeding day not a Legal Holiday with the same force and effect as if made on the date of maturity and no interest shall accrue for the period from and after such date.

         20. Benefits of Agreement. Nothing in this Agreement or in the Debentures, express or implied, shall give to any person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         21. Headings. The titles and headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         22. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.




             [The remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


Witnesses:                             The "Partnership"

                                       ST. JOE/CNL REALTY GROUP,
                                       LTD., a Florida limited partnership

                                       By:  ST. JOE CENTRAL FLORIDA
                                            MANAGEMENT, INC., a
                                            Florida corporation, as general
                                            partner


                                            By:
------------------------------                 ------------------------------
Name:                                       Name:
      ------------------------                     --------------------------
                                            Title:
                                                   --------------------------


------------------------------
Name:
      ------------------------


                                       By:  CNL CORPORATE VENTURE,
                                            INC., a Florida corporation, as
                                            general partner


                                            By:
------------------------------                  -----------------------------
Name:                                       Name:
      ------------------------                     --------------------------
                                            Title:
                                                   --------------------------


------------------------------
Name:
      ------------------------

                                        The "Holders"

                                        ST. JOE CENTRAL FLORIDA
                                        MANAGEMENT, INC., a Florida
                                        corporation


                                        By:
------------------------------             ----------------------------------
Name:                                   Name:
       -----------------------                 ------------------------------
                                        Title:
                                               ------------------------------


------------------------------
Name:
       -----------------------




                                        CNL CORPORATE VENTURE, INC.,
                                        a Florida corporation



                                        By:
-----------------------------              ----------------------------------
Name:                                   Name:
       ----------------------                  ------------------------------
                                        Title:
                                               ------------------------------


-----------------------------
Name:
       ----------------------

                                   EXHIBIT A

No. __                                                               $_________

                         ST. JOE/CNL REALTY GROUP, LTD.
                      10% Subordinated Debentures Due 2004

         ST. JOE/CNL REALTY GROUP, LTD., a Florida limited partnership (the "Partnership"), for value received, hereby promises to pay to ____________________, a Florida corporation (the "Holder"), or registered assigns, the principal sum of _______________________________ Dollars
($________) on December 3, 2004 (the "Maturity Date"), and to pay interest, other than the Accrued Interest Allocation (as defined below), on said principal sum, or so much thereof as is outstanding from time to time, from the date hereof quarterly on January 1, April 1, July 1 and October 1 (each, an "Interest Payment Date") in each year commencing on the first of such dates following an advance hereunder, at the rate of 8% per annum, until the principal amount hereof, and all accrued but unpaid interest thereon, has been paid in full. Additionally, notwithstanding anything herein to the contrary, interest in the amount of 2% per annum, compounded monthly (the "Accrued Interest Allocation"), shall be accrued and paid at the earlier of the Maturity Date or such date prior to the Maturity Date on which the principal amounts of this Debenture is due and payable in full or otherwise paid in full (at which time all accrued, but unpaid interest, including the Accrued Interest Allocation, shall be due and payable in full).

         Payment of the principal of this Debenture shall on be made in full on the Maturity Date unless otherwise required in accordance with the terms and conditions of the Agreement. Payments of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and will be paid by check mailed to the address of the Holder as such address shall appear on records of the Partnership or, at the request of the Holder, by wire transfer in accordance with the instructions provided by such Holder.

         The provisions of this Debenture relating to other matters are set forth on the reverse hereof, and such provisions shall for all purposes have the same effect as though fully set forth in this place. This Debenture is issued in accordance with the Debenture Agreement dated as of December 3, 1997 (the "Agreement"), between the Partnership and the Holder, and is subject in all respect to the terms and conditions set forth therein, which provisions are hereby incorporated herein by reference to the same extent as though set forth herein in full. In the event of any conflict or inconsistency between the terms of this Debenture and the terms of the Debenture Agreement, the terms of the Debenture Agreement shall supersede and control to the extent of such conflict or inconsistency.

         IN WITNESS WHEREOF, the Partnership has caused this Debenture to be duly executed by its officers thereunto duly authorized.

Witnesses:                                              The "Partnership"

                                                        ST. JOE/CNL REALTY GROUP, LTD., a Florida limited
                                                        partnership

                                                        By:     ST. JOE CENTRAL FLORIDA MANAGEMENT,
                                                                INC., a Florida corporation, as general partner



                                                                By:
-------------------------------------------------                   --------------------------------------------
Name:                                                           Name:
      -------------------------------------------                      -----------------------------------------
                                                                Title:
                                                                       -----------------------------------------

------------------------------------------------
Name:
       -----------------------------------------



                                                        By:     CNL CORPORATE VENTURE, INC., a Florida
                                                                corporation, as general partner

                                                                By:
-------------------------------------------------                   --------------------------------------------
Name:                                                           Name:
      -------------------------------------------                      -----------------------------------------
                                                                Title:
                                                                       -----------------------------------------

------------------------------------------------
Name:
       -----------------------------------------


THE DEBENTURES EVIDENCED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS PURSUANT TO EXEMPTIONS FROM REGISTRATION, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (EACH A "TRANSFER") WITHOUT SUCH REGISTRATIONS UNLESS ONE OR MORE VALID EXEMPTIONS FROM REGISTRATION ARE AVAILABLE AND THE Partnership HAS RECEIVED AN OPINION OF, OR SATISFACTORY TO, ITS LEGAL COUNSEL THAT SUCH TRANSFER WOULD NOT VIOLATE FEDERAL AND STATE SECURITIES LAWS.

                         ST. JOE/CNL REALTY GROUP, LTD.

                      10% Subordinated Debentures Due 2004

         This Debenture is one of a duly authorized issue of Debentures of the Partnership, designated as its 10% Subordinated Debentures Due 2004 (herein called the "Debentures"), limited to the aggregate principal amount of $30,000,000, all issued or to be issued under and pursuant to the Agreement.

         In case an Event of Default, as defined in the Agreement, shall have occurred and be continuing, the principal of all Debentures may be declared, and upon such declaration shall become due and payable, in the manner, with the effect, and subject to the conditions provided in the Agreement.

         The Partnership shall be entitled to receive advances under the Debentures from time to time during the term of the Debentures up to the aggregate principal amount of $30,000,000 (the "Maximum Amount") on the terms and conditions set forth in the Agreement. The Debentures shall evidence a revolving obligation; accordingly, during the term of the Debentures, the Partnership may borrow up to the Maximum Amount, repay all or any portion of such principal amount, and reborrow up to such Maximum Amount in accordance with the terms and conditions in the Agreement.

         The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Agreement, expressly subordinate and subject in right of payment to the prior payment of certain obligations of the Partnership as specified in the Agreement and this Debenture is issued subject to the provisions of the Agreement with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions.

         Subject to the provisions of the Agreement, the Debentures may be prepaid at the discretion of the Partnership, in whole or in part, in the principal amount of $1,000,000 or multiples thereof, without premium or penalty, by paying the principal amount thereof (or so much thereof as is being prepaid at such time) together with accrued interest to the date of prepayment (except with respect to the Accrued Interest Allocation which shall be payable only in the event of a total prepayment of the Debentures). Notice of prepayment shall be given and Debentures shall be prepaid as provided in the Agreement.

         Interest on the Debentures shall be computed on the basis of a year of twelve 30-day months.

         At the office of the Partnership in Orlando, Florida, and in the manner and subject to the limitations provided in the Agreement, but without payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

         The Partnership and any paying agent may deem and treat the Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Partnership), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Partnership nor any paying agent shall be affected by any notice to the contrary. All payments made to or upon the order of such the Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

         All terms used in this Debenture which are defined in the Agreement shall have the meanings assigned to them in the Agreement unless otherwise specified herein.

                                   EXHIBIT A

No. __                                                               $_________

                         ST. JOE/CNL REALTY GROUP, LTD.
                      10% Subordinated Debentures Due 2004

         ST. JOE/CNL REALTY GROUP, LTD., a Florida limited partnership (the "Partnership"), for value received, hereby promises to pay to ____________________, a Florida corporation (the "Holder"), or registered assigns, the principal sum of _______________________________ Dollars
($________) on December 3, 2004 (the "Maturity Date"), and to pay interest, other than the Accrued Interest Allocation (as defined below), on said principal sum, or so much thereof as is outstanding from time to time, from the date hereof quarterly on January 1, April 1, July 1 and October 1 (each, an "Interest Payment Date") in each year commencing on the first of such dates following an advance hereunder, at the rate of 8% per annum, until the principal amount hereof, and all accrued but unpaid interest thereon, has been paid in full. Additionally, notwithstanding anything herein to the contrary, interest in the amount of 2% per annum, compounded monthly (the "Accrued Interest Allocation"), shall be accrued and paid at the earlier of the Maturity Date or such date prior to the Maturity Date on which the principal amounts of this Debenture is due and payable in full or otherwise paid in full (at which time all accrued, but unpaid interest, including the Accrued Interest Allocation, shall be due and payable in full).

         Payment of the principal of this Debenture shall on be made in full on the Maturity Date unless otherwise required in accordance with the terms and conditions of the Agreement. Payments of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and will be paid by check mailed to the address of the Holder as such address shall appear on records of the Partnership or, at the request of the Holder, by wire transfer in accordance with the instructions provided by such Holder.

         The provisions of this Debenture relating to other matters are set forth on the reverse hereof, and such provisions shall for all purposes have the same effect as though fully set forth in this place. This Debenture is issued in accordance with the Debenture Agreement dated as of December 3, 1997 (the "Agreement"), between the Partnership and the Holder, and is subject in all respect to the terms and conditions set forth therein, which provisions are hereby incorporated herein by reference to the same extent as though set forth herein in full. In the event of any conflict or inconsistency between the terms of this Debenture and the terms of the Debenture Agreement, the terms of the Debenture Agreement shall supersede and control to the extent of such conflict or inconsistency.

         IN WITNESS WHEREOF, the Partnership has caused this Debenture to be duly executed by its officers thereunto duly authorized.

Witnesses:                                      The "Partnership"

                                                ST. JOE/CNL REALTY GROUP, LTD., a Florida limited
                                                partnership

                                                By:     ST. JOE CENTRAL FLORIDA MANAGEMENT,
                                                        INC., a Florida  corporation, as general partner


                                                        By:
----------------------------------------                     --------------------------------------------
Name:                                                   Name:
      ----------------------------------                       ------------------------------------------
                                                        Title:
                                                               ------------------------------------------

----------------------------------------
Name:
      ----------------------------------


                                                By:     CNL CORPORATE VENTURE, INC., a Florida
                                                        corporation, as general partner


                                                        By:
---------------------------------------                     ---------------------------------------------
Name:                                                   Name:
      ---------------------------------                        ------------------------------------------
                                                        Title:
                                                               ------------------------------------------


---------------------------------------
Name:
      ---------------------------------

THE DEBENTURES EVIDENCED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS PURSUANT TO EXEMPTIONS FROM REGISTRATION, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (EACH A "TRANSFER") WITHOUT SUCH REGISTRATIONS UNLESS ONE OR MORE VALID EXEMPTIONS FROM REGISTRATION ARE AVAILABLE AND THE Partnership HAS RECEIVED AN OPINION OF, OR SATISFACTORY TO, ITS LEGAL COUNSEL THAT SUCH TRANSFER WOULD NOT VIOLATE FEDERAL AND STATE SECURITIES LAWS.

                         ST. JOE/CNL REALTY GROUP, LTD.

                      10% Subordinated Debentures Due 2004

         This Debenture is one of a duly authorized issue of Debentures of the Partnership, designated as its 10% Subordinated Debentures Due 2004 (herein called the "Debentures"), limited to the aggregate principal amount of $30,000,000, all issued or to be issued under and pursuant to the Agreement.

         In case an Event of Default, as defined in the Agreement, shall have occurred and be continuing, the principal of all Debentures may be declared, and upon such declaration shall become due and payable, in the manner, with the effect, and subject to the conditions provided in the Agreement.

         The Partnership shall be entitled to receive advances under the Debentures from time to time during the term of the Debentures up to the aggregate principal amount of $30,000,000 (the "Maximum Amount") on the terms and conditions set forth in the Agreement. The Debentures shall evidence a revolving obligation; accordingly, during the term of the Debentures, the Partnership may borrow up to the Maximum Amount, repay all or any portion of such principal amount, and reborrow up to such Maximum Amount in accordance with the terms and conditions in the Agreement.

         The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Agreement, expressly subordinate and subject in right of payment to the prior payment of certain obligations of the Partnership as specified in the Agreement and this Debenture is issued subject to the provisions of the Agreement with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions.

         Subject to the provisions of the Agreement, the Debentures may be prepaid at the discretion of the Partnership, in whole or in part, in the principal amount of $1,000,000 or multiples thereof, without premium or penalty, by paying the principal amount thereof (or so much thereof as is being prepaid at such time) together with accrued interest to the date of prepayment (except with respect to the Accrued Interest Allocation which shall be payable only in the event of a total prepayment of the Debentures). Notice of prepayment shall be given and Debentures shall be prepaid as provided in the Agreement.

         Interest on the Debentures shall be computed on the basis of a year of twelve 30-day months.

         At the office of the Partnership in Orlando, Florida, and in the manner and subject to the limitations provided in the Agreement, but without payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

         The Partnership and any paying agent may deem and treat the Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Partnership), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Partnership nor any paying agent shall be affected by any notice to the contrary. All payments made to or upon the order of such the Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

         All terms used in this Debenture which are defined in the Agreement shall have the meanings assigned to them in the Agreement unless otherwise specified herein.